Filed Pursuant to Rule 424(b)(2)
Registration No. 333-217914

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 20, 2017)

The Korea Development Bank

US$500,000,000 Floating Rate Notes due 2021

US$500,000,000 3.375% Notes due 2023

Our US$500,000,000 aggregate principal amount of floating rate notes due 2021 (the “Floating Rate Notes”) will bear interest at a rate equal to Three-Month USD LIBOR (as defined herein) plus 0.55% per annum. Interest on the Floating Rate Notes is payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year. The first interest payment on the Floating Rate Notes will be made on June 12, 2018 in respect of the period from (and including) March 12, 2018 to (but excluding) June 12, 2018. The Floating Rate Notes will mature on March 12, 2021.

Our US$500,000,000 aggregate principal amount of notes due 2023 (the “Fixed Rate Notes”) will bear interest at a rate of 3.375% per annum. Interest on the Fixed Rate Notes is payable semi-annually in arrears on March 12 and September 12 of each year, beginning on September 12, 2018. The Fixed Rate Notes will mature on March 12, 2023.

All references to the “Notes” are to the Floating Rate Notes and the Fixed Rate Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Floating Rate Notes			Fixed Rate Notes
	Per Note	Total		Per Note	Total
Public offering price	100.000%	US$	500,000,000	99.490%	US$	497,450,000
Underwriting discount	0.300%	US$	1,500,000	0.300%	US$	1,500,000
Proceeds to us (before deduction of expenses)	99.700%	US$	498,500,000	99.190%	US$	495,950,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including March 12, 2018.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about March 12, 2018.

Joint Bookrunners and Lead Managers

BofA Merrill Lynch
HSBC
KDB Asia
MUFG
Nomura
UBS

Prospectus Supplement Dated March 5, 2018

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of December 31, 2016, June 30, 2017 and September 30, 2017 and for the six months ended June 30, 2016 and 2017 and the nine months ended September 30, 2016 and 2017 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 20, 2017. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-217914, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and the listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$500,000,000 aggregate principal amount of floating rate notes due March 12, 2021 (the “Floating Rate Notes”) and US$500,000,000 aggregate principal amount of 3.375% notes due March 12, 2023 (the “Fixed Rate Notes”). References to the “Notes” are to the Floating Rate Notes and the Fixed Rate Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Floating Rate Notes

The Floating Rate Notes will bear interest at a rate equal to Three-Month USD LIBOR plus 0.55% per annum, payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year. The first interest payment on the Floating Rate Notes will be made on June 12, 2018, in respect of the period from (and including) March 12, 2018 to (but excluding) June 12, 2018. Interest on the Floating Rate Notes will accrue from March 12, 2018, and will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360.

Fixed Rate Notes

The Fixed Rate Notes will bear interest at a rate of 3.375% per annum, payable semi-annually in arrears on March 12 and September 12, beginning on September 12, 2018. Interest on the Fixed Rate Notes will accrue from March 12, 2018 and will be computed based on a 360-day year consisting of twelve 30-day months.

See “Description of the Notes—Payment of Principal and Interest.”

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under

“Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about March 12, 2018, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$994,450,000. We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 20, 2017. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Overview

As of June 30, 2017, we had ~~W~~142,252.2 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~219,308.8 billion and total equity of ~~W~~23,420.0 billion, as compared to ~~W~~141,321.2 billion of loans outstanding, ~~W~~219,075.9 billion of total assets and ~~W~~22,565.0 billion of total equity as of December 31, 2016. For the six months ended June 30, 2017, we recorded interest income of ~~W~~2,400.6 billion, interest expense of ~~W~~1,704.4 billion and net income of ~~W~~1,273.1 billion, as compared to ~~W~~2,588.9 billion of interest income, ~~W~~1,852.0 billion of interest expense and ~~W~~289.6 billion of net loss for the six months ended June 30, 2016.

Capitalization

As of September 30, 2017, our authorized capital was ~~W~~30,000 billion and capitalization was as follows:

	September 30, 2017(1)
	(billions of won)
	(unaudited)
Long-term debt(2)(3):
Won currency borrowings	~~W~~	3,947.8
Foreign currency borrowings		6,442.6
Won currency industrial finance bonds		89,974.5
Foreign currency industrial finance bonds		24,418.9

Total long-term debt	~~W~~	124,783.8

Capital:
Issued capital	~~W~~	17,873.1
Capital surplus		2,498.3
Retained earnings(4)		2,571.3
Accumulated other comprehensive income		480.2

Total capital		23,422.9

Total capitalization	~~W~~	148,206.7

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2017.
(2)	We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,146.70 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2017.

(3)	As of September 30, 2017, we had contingent liabilities totaling ~~W~~8,272.4 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes planned regulatory reserve for loan losses of ~~W~~1,308.5 billion as of September 30, 2017. Under Korean IFRS, if our provision for loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for loan losses, which is shown as a separate item included in retained earnings.

Business

Government Support and Supervision

The Government contributed to our capital (i) ~~W~~125 billion in the form of shares of Yeosu Gwangyang Port Authority and ~~W~~125 billion in the form of shares of Incheon Port Authority in May 2017, (ii) ~~W~~80 billion in cash in September 2017 and (iii) ~~W~~65 billion in cash in December 2017. As of December 31, 2017, our paid-in capital was ~~W~~17,938.1 billion compared to ~~W~~17,543.1 billion as of December 31, 2016.

Selected Financial Statement Data

Recent Developments

As of September 30, 2017, we had ~~W~~140,148.2 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~216,999.7 billion and total equity of ~~W~~23,422.9 billion, as compared to ~~W~~141,321.2 billion of loans outstanding, ~~W~~219,075.9 billion of total assets and ~~W~~22,565.0 billion of total equity as of December 31, 2016, on a separate K-IFRS basis. For the nine months ended September 30, 2017, we recorded interest income of ~~W~~3,672.7 billion, interest expense of ~~W~~2,537.1 billion and net income of ~~W~~1,262.8 billion, as compared to ~~W~~3,810.5 billion of interest income, ~~W~~2,762.9 billion of interest expense and ~~W~~651.1 billion of net loss for the nine months ended September 30, 2016, on a separate K-IFRS basis.

The following tables present selected separate financial information for the nine months ended September 30, 2016 and 2017 and as of December 31, 2016 and September 30, 2017, which has been derived from our unaudited separate financial statements as of December 31, 2016 and September 30, 2017 and for the nine months ended September 30, 2016 and 2017 prepared in accordance with Korean IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2016		2017
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	~~W~~	3,810.5	~~W~~	3,672.7
Total Interest Expenses		2,762.9		2,537.1
Net Interest Income		1,047.6		1,135.5
Operating Income (Expenses)		(375.3)		1,831.6
Net Income (Loss)		(651.1)		1,262.8

	As of December 31, 2016		As of September 30, 2017
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	~~W~~	141,321.2	~~W~~	140,148.2
Total Borrowings(2)		180,357.7		174,468.7
Total Assets		219,075.9		216,999.7
Total Liabilities		196,510.9		193,576.8
Equity		22,565.0		23,422.9

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Nine Months Ended September 30, 2017

For the nine months ended September 30, 2017, we had net income of ~~W~~1,262.8 billion compared to net loss of ~~W~~651.1 billion for the nine months ended September 30, 2016, on a separate K-IFRS basis.

Principal factors for the net income of ~~W~~1,262.8 billion for the nine months ended September 30, 2017 compared to the net loss of ~~W~~651.1 billion in the corresponding period of 2016 included:

•

a decrease in provision for loan losses to ~~W~~826.6 billion in the nine months ended September 30, 2017 from ~~W~~2,169.3 billion in the corresponding period of 2016, primarily due to (i) the write-off during the first nine months of 2017 of a significant amount of our loans to Hanjin Shipping Co., Ltd. and STX Offshore & Shipbuilding Co., Ltd. and (ii) a decrease in our loans to Daewoo Shipbuilding & Marine Engineering (“DSME”) as a result of a debt-to-equity swap during the first nine months ended September 30, 2017;

•

reversals of ~~W~~174.9 billion of provision for payment guarantees in the nine months ended September 30, 2017 compared to additional provision for payment guarantees of ~~W~~562.7 billion in the corresponding period of 2016, primarily due to a decrease in guarantees as well as an increase in guarantee quality in the nine months ended September 30, 2017 compared to the corresponding period of 2016; and

•

an increase in net gain on available-for-sale financial assets to ~~W~~869.3 billion in the nine months ended September 30, 2017 from ~~W~~252.2 billion in the corresponding period of 2016, primarily due to gains from the sale of our equity interest in Korea Aerospace Industries, Ltd. in June 2017.

The above factors were partially offset by (i) a decrease in dividend income to ~~W~~784.9 billion in the nine months ended September 30, 2017 from ~~W~~1,117.9 billion in the corresponding period of 2016, primarily due to decreased dividends from investments in associates (including Korea Electric Power Corporation) and (ii) an increase in income tax expense to ~~W~~444.7 billion in the nine months ended September 30, 2017 from ~~W~~68.0 billion in the corresponding period of 2016, primarily due to income before income tax of ~~W~~1,707.5 billion in the nine months ended September 30, 2017 compared to loss before income tax of ~~W~~583.1 billion in the corresponding period of 2016.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd. Hanjin Heavy Industries and Construction Co., Ltd., Hyundai Merchant Marine Co., Ltd., Daehan Shipbuilding Co., Ltd., Hanjin Shipping Co., Ltd. and STX Heavy Industries Co., Ltd. As of September 30, 2017, our credit extended to these companies totaled ~~W~~10,852.9 billion, accounting for 5.0% of our total assets as of such date.

As of September 30, 2017, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME decreased to ~~W~~4,846.3 billion from ~~W~~7,634.4 billion as of December 31, 2016, primarily due to a debt-to-equity swap and impairment of DSME shares. As of September 30, 2017, our exposure to STX Offshore & Shipbuilding was ~~W~~1,050.2 billion, a decrease from ~~W~~1,422.8 billion as of December 31, 2016, primarily due to a decrease in guarantees. As of September 30, 2017, our exposure to Dongbu Steel decreased slightly to ~~W~~1,299.7 billion from ~~W~~1,325.2 billion as of December 31, 2016, primarily due to the repayment of certain existing loans. As of September 30, 2017, our exposure to Hanjin Heavy Industries and Construction decreased to ~~W~~1,202.9 billion from ~~W~~1,242.2 billion as of December 31, 2016, primarily due to the repayment of certain existing loans through the sale of collateral. As of September 30, 2017, our exposure to Hyundai Merchant Marine decreased to ~~W~~1,052.0 billion from ~~W~~1,080.4 billion as of December 31, 2016, primarily due to the repayment of certain existing loans. As of September 30, 2017, our exposure to Daehan Shipbuilding decreased to ~~W~~717.9 billion from ~~W~~769.2 billion as of December 31, 2016, primarily due to a decrease in guarantees. As of September 30, 2017, our exposure to Hanjin Shipping decreased to ~~W~~380.3 billion from ~~W~~439.5 billion as of December 31, 2016, primarily due to the repayment of certain existing loans through the sale of collateral. As of September 30, 2017, our exposure to STX Heavy Industries increased to ~~W~~303.2 billion from ~~W~~268.7 billion as of December 31, 2016, primarily due to an increase in valuation of shares of common stock of STX Heavy Industries.

As of September 30, 2017, we established provisions of ~~W~~924.7 billion for our exposure to DSME, ~~W~~887.4 billion for STX Offshore & Shipbuilding, ~~W~~195.2 billion for Dongbu Steel, ~~W~~143.4 billion for Hanjin Heavy Industries and Construction, ~~W~~180.5 billion for Hyundai Merchant Marine, ~~W~~49.3 billion for Daehan Shipbuilding, ~~W~~141.0 billion for Hanjin Shipping and ~~W~~116.4 billion for STX Heavy Industries.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

For the nine months ended September 30, 2017, we sold non-performing loans worth ~~W~~307.6 billion to Eugene Asset Management and UAMCO Ltd.

Results of Operations

The following tables present selected separate financial information as of December 31, 2016 and June 30, 2017 and for the six months ended June 30, 2016 and 2017, which has been derived from our unaudited separate financial statements as of December 31, 2016 and June 30, 2017 and for the six months ended June 30, 2016 and 2017 prepared in accordance with Korean IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2016	2017
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,588.9	2,400.6
Total Interest Expenses	1,852.0	1,704.4
Net Interest Income	736.9	696.2
Operating Income (Expenses)	(842.6)	1,838.1
Net Income (Loss)	(289.6)	1,273.1

	As of December 31, 2016	As of June 30, 2017
	(billions of won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	141,321.2	142,252.2
Total Borrowings(2)	180,357.7	176,644.5
Total Assets	219,075.9	219,308.8
Total Liabilities	196,510.9	195,888.8
Equity	22,565.0	23,420.0

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Six Months Ended June 30, 2017

For the six months ended June 30, 2017, we had net income of ~~W~~1,273.1 billion compared to net loss of ~~W~~289.6 billion for the six months ended June 30, 2016, on a separate basis.

Principal factors for the net income of ~~W~~1,273.1 billion in the first half of 2017 compared to the net loss of ~~W~~289.6 billion in the corresponding period of 2016 included:

•

a decrease in provision for loan losses to ~~W~~349.0 billion in the six months ended June 30, 2017 from ~~W~~2,093.3 billion in the corresponding period of 2016, primarily due to (i) the write-off during the first half of 2017 of a significant amount of our loans to Hanjin Shipping Co., Ltd. and STX Offshore & Shipbuilding Co., Ltd. and (ii) a decrease in our loans to Daewoo Shipbuilding & Marine Engineering (“DSME”) as a result of a debt-to-equity swap during the first half of 2017; and

•

reversals of ~~W~~146.7 billion of provision for payment guarantees in the six months ended June 30, 2017 compared to additional provision for payment guarantees of ~~W~~630.7 billion in the corresponding period of 2016, primarily due to a decrease in guarantees as well as an increase in guarantee quality in the six months ended June 30, 2017 compared to the corresponding period of 2016.

The above factors were partially offset by a decrease in dividend income to ~~W~~706.7 billion in the six months ended June 30, 2017 from ~~W~~1,017.6 billion in the corresponding period of 2016, primarily due to decreased dividends from investments in associates (including Korea Electric Power Corporation).

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2017, we established provisions of ~~W~~2,983.9 billion for possible loan losses under Korean IFRS. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2017, we have provided loans of ~~W~~3,965.1 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ~~W~~165.5 billion following debt-to-equity swaps. As of June 30, 2017, we had established provisions of ~~W~~1,674.3 billion for possible loan losses for such companies. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of June 30, 2017(1)
		Loan Amount		Loan Loss Provisions
		(in billions of won, except percentages)
Loan Classification	Normal(2)	~~W~~	133,434.9	~~W~~	286.6
	Precautionary		5,324.0		815.7
	Substandard		1,714.7		671.5
	Doubtful		483.3		255.2
	Expected Loss		1,295.3		954.9

	Total	~~W~~	142,252.2	~~W~~	2,983.9

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.
(3)	See note 2 of the notes to our separate financial statements in this prospectus supplement for a summary of significant accounting policies with respect to impairment of loans.

As of June 30, 2017, our non-performing loans totaled ~~W~~3,493.3 billion, representing 2.5% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2017, our legal reserve was zero due to our use of the reserve to cover our net losses for 2016.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd. Hanjin Heavy Industries and Construction Co., Ltd., Hyundai Merchant Marine Co., Ltd., Daehan Shipbuilding Co., Ltd., Hanjin Shipping Co., Ltd. and STX Heavy Industries Co., Ltd. As of June 30, 2017, our credit extended to these companies totaled ~~W~~10,952.1 billion, accounting for 5.0% of our total assets as of such date.

As of June 30, 2017, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME decreased to ~~W~~4,935.5 billion from ~~W~~7,634.4 billion as of December 31, 2016, primarily due to a debt-to-equity swap and impairment of DSME shares. As of June 30, 2017, our exposure to STX Offshore & Shipbuilding was ~~W~~1,115.8 billion, a decrease from ~~W~~1,422.8 billion as of December 31, 2016, primarily due to a decrease in guarantees. As of June 30, 2017, our exposure to Dongbu Steel decreased slightly to ~~W~~1,300.0 billion from ~~W~~1,325.2 billion as of December 31, 2016, primarily due to the redemption of certain existing loans. As of June 30, 2017, our exposure to Hanjin Heavy Industries and Construction increased slightly to ~~W~~1,282.8 billion from ~~W~~1,242.2 billion as of December 31, 2016, primarily due to the extension of new loans. As of June 30, 2017, our exposure to Hyundai Merchant Marine decreased to ~~W~~950.4 billion from ~~W~~1,080.4 billion as of December 31, 2016, primarily due to the redemption of certain existing loans. As of June 30, 2017, our exposure to Daehan Shipbuilding decreased to ~~W~~734.5 billion from ~~W~~769.2 billion as of December 31, 2016, primarily due to a decrease in guarantees. As of June 30, 2017, our exposure to Hanjin Shipping decreased to ~~W~~399.2 billion from ~~W~~439.5 billion as of December 31, 2016, primarily due to the redemption of certain existing loans through the sale of collateral. As of June 30, 2017, our exposure to STX Heavy Industries decreased to ~~W~~233.9 billion from ~~W~~268.7 billion as of December 31, 2016, primarily due to a decrease in guarantees.

As of June 30, 2017, we established provisions of ~~W~~882.1 billion for our exposure to DSME, ~~W~~929.0 billion for STX Offshore & Shipbuilding, ~~W~~157.1 billion for Dongbu Steel, ~~W~~134.0 billion for Hanjin Heavy Industries and Construction, ~~W~~188.0 billion for Hyundai Merchant Marine, ~~W~~89.3 billion for Daehan Shipbuilding, ~~W~~138.9 billion for Hanjin Shipping and ~~W~~115.4 billion for STX Heavy Industries.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

For the six months ended June 30, 2017, we sold non-performing loans worth ~~W~~307.6 billion to Eugene Asset Management and UAMCO Ltd.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2017:

Loans(1)

	June 30, 2017
	(billions of won)
Equipment Capital Loans:
Domestic currency	~~W~~	50,123.7
Foreign currency(2)		7,666.8

		57,790.4
Working Capital Loans:
Domestic currency(3)		49,851.1
Foreign currency(2)		6,393.0

		56,244.1
Other Loans(4)		28,217.7

Total loans	~~W~~	142,252.2

(1)	Includes loans extended to affiliates.

(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ~~W~~8,984.0 billion as of June 30, 2017. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.
(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2017, we had ~~W~~142,252.2 billion in outstanding loans, which represents a 0.7% increase from ~~W~~141,321.2 billion of outstanding loans as of December 31, 2016.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2017		As % of June 30, 2017 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	47,939.1	42.0%
Loans with remaining maturities of more than one year		66,095.4	58.0

Total	~~W~~	114,034.5	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2017:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2017		As % of June 30, 2017 Total
	(billions of won, except percentages)
Manufacturing	~~W~~	55,471.4	48.6%
Banking and Insurance		24,785.7	21.7
Transportation		7,087.5	6.2
Public Administration		845.7	0.7
Electric, Gas and Water Supply Industry		3,605.0	3.2
Others(2)		22,239.2	19.5

Total	~~W~~	114,034.5	100.0%

Percentage increase from December 31, 2016		1.2%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 48.6% of our outstanding equipment capital and working capital loans as of June 30, 2017. As of June 30, 2017, loans to transportation equipment manufacturing businesses and metal manufacturing businesses accounted for 15.5% and 13.8%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of June 30, 2017, accounting for 4.9% of our outstanding equipment capital and working capital loans. As of June 30, 2017, our five largest borrowers and 20 largest borrowers accounted for 11.9% and 23.8%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2017 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2017 Total Outstanding Equipment Capital and Working Capital Loans
Banking and Insurance	55.1%
Manufacturing	34.5
Transportation	4.4
Electric, Gas and Water Supply Industry	2.1
Others	3.9

Total	100.0%

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2017:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2017%			June 30, 2017%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	43,423.1	75.1%	~~W~~	36,034.0	64.1%
On-lending loans		4,036.5	7.0		10,564.7	18.8
Foreign currency loans		4,888.2	8.5		1,061.1	1.9
Loan currency loans denominated in foreign currencies		61.7	0.1		66.0	0.1
Offshore loans in foreign currencies		1,246.3	2.2		3,748.1	6.7
Government fund loans		285.5	0.5		—	—
Overdraft		—	—		158.1	0.3
Others(1)		3,849.1	6.6		4,612.1	8.1

Total	~~W~~	57,790.4	100.0%	~~W~~	56,244.1	100.0%

(1)	Includes loans on households, special purpose fund loans, loans through on-lending, interbank loans, call loans and other loans.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2017:

	June 30, 2017
	(billions of won)
Acceptances	~~W~~	375.8
Guarantees on local borrowing		989.5
Guarantees on foreign borrowing		7,274.9
Letter of guarantee for importers		53.7

Total	~~W~~	8,694.0

Investments

Our equity investments, on a fair value basis, increased to ~~W~~34,318.1 billion as of June 30, 2017 from ~~W~~32,602.2 billion as of December 31, 2016.

As of June 30, 2017, the fair value basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation amounted to approximately 30.8% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a fair value basis as of June 30, 2017:

Equity Investments

	Fair Value as of June 30, 2017
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	18,043.1
Construction		1,008.4
Banking and Insurance		9,396.0
Real Estate Business		3,782.5
Manufacturing		595.5
Transportation		637.5
Others		855.1

Total	~~W~~	34,318.1

As of June 30, 2017, we held total equity investments, on a fair value basis, of ~~W~~655.1 billion in one of our five largest borrowers and ~~W~~1,904.4 billion in five of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2017, the aggregate value of our equity investments accounted for approximately 98.8% of their aggregate cost basis.

Other Activities

As of June 30, 2017, we held in trust cash and other assets totaling ~~W~~37,061.8 billion, and we generated in the first half of 2017 trust fee income equaling ~~W~~60.7 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2017:

Type of Funds Borrowed	As of June 30, 2017
	(billions of won)
General purpose	~~W~~	287.4
Special purpose		4,632.8

Total	~~W~~	4,920.2

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2017:

Outstanding Balance	As of June 30, 2017
	(billions of won)
Denominated in Won	~~W~~	93,516.5
Denominated in other currencies		24,106.7

Total	~~W~~	117,623.2

As of June 30, 2017, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2017) was ~~W~~131,140.6 billion, equal to 22.6% of our authorized amount under the KDB Act, which was ~~W~~579,048.0 billion.

Foreign Currency Borrowings

As of June 30, 2017, the outstanding amount of our foreign currency borrowings was US$10.5 billion.

Our long term and short term foreign currency borrowings decreased to ~~W~~11,964.7 billion as of June 30, 2017 from ~~W~~13,269.8 billion as of December 31, 2016.

Deposits

As of June 30, 2017, demand deposits held by us totaled ~~W~~1,485.3 billion and time and savings deposits held by us totaled ~~W~~29,939.9 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2017:

Debt Principal Repayment Schedule

Currency(1)(2)	Maturing on or before December 31,
	2017		2018		2019		2020		2021		Thereafter
	(billions of won)
Won	~~W~~	25,030.8	~~W~~	37,605.2	~~W~~	13,687.4	~~W~~	1,880.4	~~W~~	809.4	~~W~~	18,883.6
Foreign		11,825.0		9,073.6		3,903.0		3,067.4		2,262.9		7,756.1

Total Won Equivalent	~~W~~	36,855.8	~~W~~	46,678.8	~~W~~	17,590.4	~~W~~	4,947.8	~~W~~	3,072.3	~~W~~	26,639.7

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2017, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

In May 2017, Mr. Chae Yeol Yang was appointed as one of the independent non-executive directors of our Board of Directors. Mr. Yang’s term will expire on May 25, 2019.

In September 2017, Mr. Dong Gull Lee was appointed as our new Chief Executive Officer and Chairman of the Board of Directors.

Financial Statements and the Auditors

12th Floor S&S Bldg. 48 Ujeongguk-ro, Jongno-ku, Seoul, 03145, Korea T: +82 2 397 6700 F : +82 2 730 9559 www.samdukcpa.co.kr

Independent Auditors’ Review Report

Based on a report originally issued in Korean

The Board of Directors and Shareholders

Korea Development Bank

Reviewed Financial Statements

We have reviewed the accompanying interim separate financial statements of Korea Development Bank (the “Bank”), which comprise the interim separate statement of financial position as of June 30, 2017, the interim separate statements of comprehensive income for the three-month and six-month periods ended June 30, 2017 and 2016, the interim separate statements of changes in equity and cash flows for the six-month period ended June 30, 2017 and 2016, and notes to the interim separate financial statements.

Management’s Responsibility

Management is responsible for the preparation and fair presentation of these interim separate financial statements in accordance with Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting, and for such internal control as management determines is necessary to enable the preparation of interim separate financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Review Responsibility

Our responsibility is to issue a report on these interim separate financial statements based on our reviews.

We conducted our reviews in accordance with the Review Standards for Quarterly and Semi-annual Financial Statements established by the Securities and Futures Commission of the Republic of Korea. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Korean Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our reviews, nothing has come to our attention that causes us to believe that the accompanying interim separate financial statements referred to above are not prepared, in all material respects, in accordance with K-IFRS 1034 Interim Financial Reporting.

Other Matters

The separate statement of financial position as of December 31, 2016 and the related separate statements of comprehensive income, changes in equity and cash flows for the year then ended, which are not accompanying this report, were audited by us in accordance with Korean Standards on Auditing, whose report dated March 30, 2017 expressed an unmodified opinion. The accompanying separate statement of financial position as of December 31, 2016, presented for comparative purposes, is not different, in all material respects, from the above audited separate statement of financial position.

Seoul, Korea

September 8, 2017

This report is effective as of September 8, 2017, the review report date. Certain subsequent events or circumstances, which may occur between the review report date and the time of reading this report, could have a material impact on the accompanying interim separate financial statements and notes thereto. Accordingly, the readers of the review report should understand that there is a possibility that the above report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

A member of Nexia International

Nexia International is a leading worldwide network of independent accounting and consulting firms, providing comprehensive portfolio of audit, accountancy, tax and advisory services.

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2017 (Unaudited) and December 31, 2016

(In millions of won)	Notes	June 30, 2017		December 31, 2016
Assets
Cash and due from banks	4,44,45,48	~~W~~	5,442,128	6,707,719
Financial assets held for trading	5,44,45,48		1,615,709	1,789,299
Available-for-sale financial assets	6,37,44,45,48		33,758,345	36,680,130
Held-to-maturity financial assets	7,44,45,48		14,191	15,867
Loans	8,44,45,48		139,030,058	137,740,872
Derivative financial assets	9,44,45,46,48		4,213,961	6,318,073
Investments in subsidiaries and associates	10,47		23,261,385	22,776,376
Property and equipment, net	11,47		573,906	581,906
Investment property, net	12,47		80,880	82,217
Intangible assets, net	13,47		54,938	58,755
Current tax assets			2,252	11,486
Other assets	14,44,45,48		11,261,080	6,277,917
Non-current assets held for sale	15		—	35,300

Total assets		~~W~~	219,308,833	219,075,917

Liabilities
Financial liabilities designated at fair value through profit or loss	16,44,45,48	~~W~~	1,786,805	1,893,077
Deposits	17,44,45,48		37,344,487	37,677,803
Borrowings	18,44,45,48		20,842,594	23,599,957
Debentures	19,44,45,48		116,670,570	117,186,901
Derivative financial liabilities	9,44,45,46,48		3,649,986	6,402,532
Defined benefit liabilities	20		63,148	43,717
Provisions	21		1,163,312	1,201,250
Deferred tax liabilities	35		1,186,950	1,292,001
Current tax liabilities			343,921	3,620
Other liabilities	22,44,45,48		12,837,062	7,210,048

Total liabilities			195,888,835	196,510,906

Equity
Issued capital	23		17,793,099	17,543,099
Capital surplus	23		2,498,709	2,499,947
Accumulated other comprehensive income	23		546,582	1,213,465
Retained earnings	23		2,581,608	1,308,500
(Regulatory reserve for credit losses of ~~W~~1,308,500 million as of June 30, 2017 and ~~W~~1,370,828 million as of December 31, 2016, respectively)
(Required amount of provision for credit losses of ~~W~~270,706 million as of June 30, 2017 and required reversal of regulatory reserve for credit losses of ~~W~~62,328 million)
(Planned amount of provision for credit losses of ~~W~~270,706 million as of June 30, 2017 and planned reversal of regulatory reserve for credit losses of ~~W~~62,328 million)

Total equity			23,419,998	22,565,011

Total liabilities and equity		~~W~~	219,308,833	219,075,917

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income

Three-month and six-month periods ended June 30, 2017 and 2016 (Unaudited)

		June 30, 2017			June 30, 2016
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	24	~~W~~	1,207,795	2,400,629	1,273,249	2,588,862
Interest expense	24		(837,253)	(1,704,383)	(903,969)	(1,852,047)

Net interest income	47		370,542	696,246	369,280	736,815
Net fees and commission income	25		115,018	207,828	105,386	202,843
Dividend income	26		47,199	706,675	66,452	1,017,623
Net gain (loss) on financial assets held-for-trading	27		(4,367)	(9,830)	1,409	898
Net gain (loss) on financial liabilities designated at fair value through profit and loss	28		(3,167)	27,272	(20,858)	(40,156)
Net gain on available-for-sale financial assets	29		845,782	774,599	416,374	244,795
Net gain (loss) on derivatives	30		(129,131)	454,245	3,493	181,474
Net foreign currency transaction gain (loss)	31		134,187	(170,746)	(21,236)	(201,056)
Other operating loss, net	32		(146,598)	(200,670)	(497,029)	(590,717)

Non-interest income, net	47		858,923	1,789,373	53,991	815,704

Provision for loan losses	8,47		90,666	348,960	1,341,493	2,093,294

General and administrative expenses	33,47		147,893	298,510	154,460	301,810

Operating income (loss)	47		990,906	1,838,149	(1,072,682)	(842,585)

Impairment loss on investments in subsidiaries and associates	10		(130,341)	(130,341)	(163,738)	(163,738)
Other non-operating income	34		451	11,173	534,416	535,208
Other non-operating expense	34		(4,978)	(6,324)	(807)	(2,446)

Non-operating income (expense), net			(134,868)	(125,492)	369,871	369,024

Profit (loss) before income taxes			856,038	1,712,657	(702,811)	(473,561)

Income tax expense (benefit)	35		273,091	439,549	(133,448)	(183,920)

Profit (loss) for the period	23		582,947	1,273,108	(569,363)	(289,641)

(Profit (loss) for the period adjusted for regulatory reserve for credit losses: ~~W~~537,875 million and ~~W~~1,002,402 million for the three-month and six-month periods ended
June 30, 2017, respectively; (-)~~W~~1,490,913 million and
(-)~~W~~1,379,024 million for the three-month and six-month periods ended June 30, 2016, respectively)

Other comprehensive income (loss) for the period, net of tax	23
Items that are or may be reclassified subsequently to profit or loss:
Valuation loss on available-for-sale financial assets, net			(499,813)	(627,635)	(168,675)	(13,352)
Exchange differences on translation of foreign operations			15,087	(42,157)	9,816	652
Valuation gain (loss) on cash flow hedge			1,016	2,909	(2,371)	(4,752)

			(483,710)	(666,883)	(161,230)	(17,452)

Total comprehensive income (loss) for the period		~~W~~	99,237	606,225	(730,593)	(307,093)

Earnings (loss) per share
Basic and diluted earnings (loss) per share (in won)	36	~~W~~	165	362	(165)	(84)

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Changes in Equity

Six-month periods ended June 30, 2017 and 2016 (Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2016	~~W~~	17,235,399	2,501,439	569,190	4,949,598	25,255,626
Loss for the period		—	—	—	(289,641)	(289,641)
Valuation loss on available-for-sale financial assets		—	—	(13,352)	—	(13,352)
Exchange differences on translation of foreign operations		—	—	652	—	652
Valuation loss on cash flow hedge		—	—	(4,752)	—	(4,752)

Total comprehensive loss for the period		—	—	(17,452)	(289,641)	(307,093)

Balance at June 30, 2016	~~W~~	17,235,399	2,501,439	551,738	4,659,957	24,948,533

Balance at January 1, 2017	~~W~~	17,543,099	2,499,947	1,213,465	1,308,500	22,565,011
Profit for the period		—	—	—	1,273,108	1,273,108
Valuation loss on available-for-sale financial assets		—	—	(627,635)	—	(627,635)
Exchange differences on translation of foreign operations		—	—	(42,157)	—	(42,157)
Valuation gain on cash flow hedge		—	—	2,909	—	2,909

Total comprehensive income for the period		—	—	(666,883)	1,273,108	606,225

Paid in capital increase		250,000	(1,238)	—	—	248,762

Transaction with owners		250,000	(1,238)	—	—	248,762

Balance at June 30, 2017	~~W~~	17,793,099	2,498,709	546,582	2,581,608	23,419,998

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2017 and 2016 (Unaudited)

(In millions of won)	Notes	2017		2016
Cash flows from operating activities
Profit (loss) for the period		~~W~~	1,273,108	(289,641)
Adjustments for:
Income tax expense (benefit)	35		439,549	(183,920)
Interest income	24		(2,400,629)	(2,588,862)
Interest expense	24		1,704,383	1,852,047
Dividend income	26		(706,675)	(1,017,623)
Loss on valuation of financial assets held for trading	27		7,229	706
Loss (gain) on valuation of financial liabilities designated at fair value through profit or loss	28		(26,173)	40,890
Gain on disposal of available-for-sale financial assets	29		(879,996)	(330,944)
Impairment loss on available-for-sale financial assets	29		105,397	86,149
Gain on valuation of derivatives	30		(495,456)	(599,903)
Net loss (gain) on fair value hedged items	30		(20,838)	666,093
Loss on foreign exchange translations	31		185,903	144,536
Gain on disposal of investments in subsidiaries and associates	32		(1,978)	(443,073)
Impairment loss on investments in subsidiaries and associates	10		130,341	163,738
Provision for loan losses	8		348,960	2,093,294
Increase (reversal) of provision for payment guarantees	21,32		(146,658)	630,686
Increase of provision for unused commitments	21,32		160,003	118,230
Increase (reversal) of financial guarantee provision	21,32		17,390	(35,942)
Reversal of provision for possible losses from lawsuits	21,32		(3,120)	(1,333)
Increase of other provision	21,32		—	3,743
Defined benefit costs	20,33		19,585	20,217
Depreciation of property and equipment	11,33		14,584	16,693
Gain on disposal of non-current assets held for sale	34		(9,195)	(533,529)
Loss on disposal of property and equipment	34		19	50
Depreciation of investment property	12,34		1,017	870
Amortization of intangible assets	13,33		10,980	14,130
Other operating loss, net			49,710	119,516
Loss on redemption of debentures			47	42

			(1,495,621)	236,501

Changes in operating assets and liabilities:
Due from banks			(685,518)	967,906
Financial assets held for trading			206,997	(196,499)
Loans			(1,978,415)	(2,041,001)
Derivative financial assets			2,603,406	(166,865)
Other assets			(5,079,321)	(3,098,511)
Financial liabilities designated at fair value through profit or loss			(80,099)	235,725
Deposits			(324,521)	1,340,104
Derivative financial liabilities			(2,752,546)	68,902
Defined benefit liabilities			(19)	(80)
Other liabilities			5,860,316	2,566,179

			(2,229,720)	(324,140)

Income taxes received (paid)			4,385	71,907
Interest received			2,304,512	2,467,657
Interest paid			(1,897,897)	(1,804,775)
Dividends received			704,750	1,005,694

Net cash provided by (used in) operating activities		~~W~~	(1,336,483)	1,363,203

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows, Continued

Six-month periods ended June 30, 2017 and 2016 (Unaudited)

(In millions of won)	Notes	2017		2016
Cash flows from investing activities
Disposal of available-for-sale financial assets	6	~~W~~	16,460,826	16,367,973
Acquisition of available-for-sale financial assets	6		(13,490,480)	(13,157,451)
Redemption of held-to-maturity financial assets	7		1,000	11,929
Disposal of property and equipment	11		96	951
Acquisition of property and equipment	11		(6,478)	(8,435)
Disposal of intangible assets	13		72	252
Acquisition of intangible assets	13		(7,274)	(3,541)
Disposal of investments in subsidiaries and associates			274,900	1,000,020
Acquisition of investments in subsidiaries and associates			(889,472)	(232,986)
Disposal of non-current assets held for sale			35,123	2,372,643

Net cash provided by investing activities			2,378,313	6,351,355

Cash flows from financing activities
Proceeds from borrowings			14,534,537	20,646,332
Repayment of borrowings			(17,269,571)	(20,055,572)
Proceeds from issuance of debentures			48,520,059	34,921,724
Repayment of debentures			(49,021,073)	(39,677,132)
Stock issuance costs			(1,238)	—

Net cash used in financing activities			(3,237,286)	(4,164,648)

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			(257,541)	(9,474)
Net increase (decrease) in cash and cash equivalents			(2,452,997)	3,540,436
Cash and cash equivalents at beginning of the period			9,090,849	6,020,879

Cash and cash equivalents at end of the period	42	~~W~~	6,637,852	9,561,315

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~17,793,099 million with 3,558,619,768 shares of issued and outstanding as of June 30, 2017 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2017 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	77	9	5	8	100

2. Basis of Preparation

(1) Application of accounting standards

These interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The interim financial statements have been prepared in accordance with K-IFRS effective as of June 30, 2017 and the significant accounting policies applied in the preparation of these interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2017. Application of these amendment and improvements would not have a material impact on its financial statements.

•	Amendments to Korean IFRS 1007 ‘Statement of Cash Flows’

•	Amendments to Korean IFRS 1012 ‘Income Tax’

•	Amendments to Korean IFRS 1112 ‘Disclosure of Interests in Other Entities’

The list above does not include some other amendments, but such amendments do not have a material impact on the Bank’s financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

2. Basis of Preparation, Continued

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2017, and the Bank has not early adopted them.

K-IFRS 1109 Financial Instruments

K-IFRS 1109 ‘Financial Instruments’ replaces the existing guidance in K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement’. The Bank plans to adopt K-IFRS 1109 for the accounting periods beginning on or after January 1, 2018.

K-IFRS 1109 is retrospectively applied in principle, but there are some exceptions such as exemption of restatement of comparative information for classification, measurement, impairment of financial instruments. For hedge accounting, the requirements are generally applied prospectively, with some exceptions such as accounting for time value of options.

Major characteristics of K-IFRS 1109 are financial assets being classified and measured based on the holder’s business model and instrument’s contractual cash flow characteristics, impairment model of financial instruments based on expected credit losses (ECL), broader range of hedged items and hedging instruments that qualify for the application of hedge accounting or changes in evaluation of hedging effectiveness etc.

For smooth adoption of K-IFRS 1109, financial impact analysis, accounting policies establishment, accounting system establishment and stabilization need to take place. The impact of the standards on the financial statements in the period they are initially adopted may differ depending on the Bank’s decisions and judgments of accounting policies as well as economic environment and its financial instruments.

For the adoption of K-IFRS 1109, the Bank is in the process of undertaking any update on its internal managing processes or a change in the accounting system related to the reporting of financial instruments, and is in the process of analyzing the financial impact of the new standard on the financial statements.

The general impacts on the financial statements are as follows:

Classification and measurement of financial assets

K-IFRS 1109 requires a financial asset to be classified and measured subsequently at amortized cost, fair value through other comprehensive income (FVOCI), or fair value through profit or loss (FVTPL) based on the holder’s business model and instrument’s contractual cash flow characteristics as shown below. If a hybrid contract contains a host that is a financial asset, an embedded derivative is not separated from the host and the entire hybrid contract is classified according to the requirement of K-IFRS 1109.

Contractual cash flow characteristics
Business model	Composed solely of principal and interest	Other
Objective of collecting contractual cash flows	Measured at amortized cost(*1)
Objective of collecting contractual cash flows and selling financial assets	Measured at FVOCI(*1)	Measured at FVTPL(*2)
Objective of selling or others	Measured at FVTPL

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

2. Basis of Preparation, Continued

(*1)	Financial assets may be irrevocably designated as measured at FVTPL to eliminate or reduce accounting mismatch.
(*2)	Investments in equity instruments not held for trading may be irrevocably designated as measured at FVOCI.

The requirements of K-IFRS 1109 to classify financial assets as measured at amortized costs or FVOCI are more stringent than those of K-IFRS 1039, and thus, the proportion of financial assets measured at FVTPL may increase, which may lead to a rise in volatility of profit or loss because of the adoption of K-IFRS 1109.

Classification and measurement of financial liabilities

K-IFRS 1109 requires that the amount of change in fair value of the financial liability designated as measured at FVTPL that is attributable to changes in the credit risk shall be presented in other comprehensive income and the amount shall not be reclassified as profit or loss. If the requirements create or enlarge an accounting mismatch in profit or loss, all gains or losses on that liability including the effects of changes in the credit risk shall be presented in profit or loss.

In K-IFRS 1039, the entire change in fair value of the financial liability designated as measured at FVTPL is presented in profit or loss. In K-IFRS 1109, the profit or loss related to the financial liability may be decreased because a portion of the change in fair value is presented in other comprehensive income

Impairment: financial assets and contract assets

In K-IFRS 1039, impairment is recognized only when there is objective evidence of impairment based on incurred loss model. In K-IFRS 1109, impairment of debt instruments measured at amortized costs or FVOCI, lease receivables, contract assets, loan commitments and financial guarantee contracts is recognized based on the expected credit loss (ECL) impairment model.

K-IFRS 1109 outlines a ‘three-stage’ model for impairment based on changes in credit risk since initial recognition. A loss allowance is measured based on the 12-month ECL or life-time ECL which allows early recognition of credit loss compared to the incurred loss model of K-IFRS 1039.

	Classification	Loss allowance
Stage 1	Assets with no significant increase in credit risk since initial recognition	12-month ECL: Expected credit losses that result from default events that are possible within 12 months after the reporting date.
Stage 2	Assets with significant increase in credit risk since initial recognition	Lifetime ECL: Expected credit losses that result from all possible default events over the expected life of the financial instrument.
Stage 3	Credit-impaired assets

In K-IFRS 1109, the cumulative changes in lifetime ECL since initial recognition are recognized as a loss allowance for originated credit-impaired financial assets.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

2. Basis of Preparation, Continued

Hedge accounting

K-IFRS 1109 maintains mechanics of hedge accounting (fair value hedge, cash flow hedge and a hedge of a net investment in a foreign operation) as set forth in K-IFRS 1039. However, unlike requirements in K-IFRS 1039 that are too complex and strict, K-IFRS 1109 is more practical, principle based and less strict and focuses on the entity’s risk management activities. Also, K-IFRS 1109 allows broader range of hedged items and hedging instruments. Under K-IFRS 1039, a hedge is assessed to be highly effective only if the offset is in the range of 80-125 percentage by performing numerical test of effectiveness. In K-IFRS 1109, such requirements are alleviated.

Transactions not qualifying for hedge accounting requirements of K-IFRS 1039 may now qualify for hedge accounting under K-IFRS 1109, resulting in less volatility of profit or loss.

K-IFRS 1115 ‘Revenue from Contracts with Customers’

K-IFRS 1115 ‘Revenue from Contracts with Customers’ replaces the existing guidance in K-IFRS 1011 ‘Construction Contracts’, K-IFRS 1018 ‘Revenue’, K-IFRS 2113 ‘Customer Loyalty Programmes’, K-IFRS 2115 ‘Agreements for the Construction of Real Estate’, K-IFRS 2118 ‘Transfers of Assets from Customers’ and K-IFRS 2031 ‘Revenue—Barter Transactions Involving Advertising Services’. The core principle of K-IFRS 1115 is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and it introduces a five-step approach to revenue recognition and measurement in accordance with the core principle. K-IFRS 1115 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. The Bank is in the process of evaluating the impact of this standard on its separate financial statements.

K-IFRS 1028 ‘Investments in Associates and Joint Ventures’

When an investment in an associate or a joint venture is held by, or it held indirectly through, an entity that is a venture capital organization, a mutual fund, etc., the entity may elect to measure that investment at fair value through profit or loss. The amendments clarify that an entity shall make this election separately for each associate of joint venture, at initial recognition of the associate or joint venture. The Bank will apply these amendments retrospectively for annual periods beginning on or after January 1, 2018, and early adoption is permitted. The Bank expects that the application of this amendment would not have a material impact on its financial statements.

K-IFRS 1102 ‘Share-based Payment’

Amendment to K-IFRS 1102 clarifies the accounting for a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled and valuation method used to measure fair value of cash-settled share-based payment. The amendment to K-IFRS 1102 is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. The Bank expects that the application of this amendment would not have a material impact on its financial statements.

Enactments to Interpretation 2122 ‘Foreign Currency Transactions and Advance Consideration’

According to these enactments ‘Foreign Currency Transactions and Advance Consideration’, the date of the transaction for determining the exchange rate to use on initial recognition of the related asset, expense or

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

2. Basis of Preparation, Continued

income (or part of it) is the date on which an entity initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration. If there are multiple payments or receipts in advance, the entity shall determine a date of the transaction for each payment or receipt of advance consideration. These enactments is effective for annual periods beginning on or after January 1, 2018, with early adoption permitted. The Bank expects that the application of this amendment would not have a material impact on its financial statements.

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Available-for-sale financial instruments measured at fair value

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments held-for-trading, financial instruments designated at fair value through profit or loss, available-for-sale financial assets and derivative instruments are recognized and measured at fair value. If the

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

2. Basis of Preparation, Continued

market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Provisions for credit losses (allowances for loan losses, provisions for payment guarantee, and unused commitments)

The Bank first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant (individual assessment of impairment). Financial assets that are not individually significant assess objective evidence of impairment individually or collectively. If the Bank determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment (collective assessment of impairment).

Provisions for credit losses are measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

Individual assessment of impairment losses is calculated by discounting the expected future cash flows of a loan at its original effective interest rate and comparing the resultant present value with the loan’s current carrying amount. This process normally encompasses management’s best estimate, such as operating cash flow of the borrower and net realizable value of any collateral held.

A methodology based on historical loss experience is used to estimate inherent incurred loss on groups of assets for collective assessment of impairment. Such methodology incorporates factors such as type of collateral, product and borrowers, credit rating, loss emergence period, recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, consistent assumptions are applied to form a formula-based model in estimating inherent loss and to determine factors based on historical loss experience and current condition. The methodology and assumptions used for collective assessment of impairment are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognized to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognized deferred tax assets and liabilities,

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

2. Basis of Preparation, Continued

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognized as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognized at the carrying amounts recognized previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognized as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognizes the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on translation are recognized in profit or loss, except for differences arising on the translation of available for sale equity instruments, a financial liability designated as a hedge of the net investment in a foreign operation, or in a qualifying cash flow hedge, which are recognized in other comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognized as comprehensive profit or loss in the financial statement, and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

(6) Non-derivative financial assets

The Bank recognizes and measures non-derivative financial assets by the following four categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables, and available-for-sale financial assets. Moreover, the Bank recognizes financial assets in the statement of financial position as of the time the Bank becomes a party to the contractual provisions of the instruments.

Non-derivative financial assets are measured at fair value upon initial recognition and, unless designated at fair value through profit or loss, transaction costs directly regarding acquisition and issuance of such assets are summed to the initial fair value.

(i) Financial assets at fair value through profit or loss

Any financial asset classified as held for trading or designated at fair value through profit or loss at initial recognition is categorized under financial assets at fair value through profit or loss. Financial assets at fair value through profit or loss (FVTPL) are measured at fair value upon initial recognition, and changes therein are recognized as profit or loss. Furthermore, transaction costs regarding acquisition upon initial recognition are recognized as profit or loss as incurred.

(ii) Held-to-maturity financial assets

If a non-derivative financial asset has a fixed maturity with a fixed or determinable payment, and the Bank has positive intent and ability to hold such an asset, it is classified as held-to-maturity financial assets. Subsequent to initial recognition, held-to-maturity financial assets are measured at amortized costs using the effective interest rate (EIR) method.

(iii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest rate method. Furthermore, the effective interest rate method is applied to recognize interest incomes on financial investments, except short-term loans and receivables, in which case the impact of effective interest the method is immaterial.

(iv) Available-for-sale financial assets

Any non-derivative financial asset, not classified as financial assets at fair value through profit or loss, held-to-maturity financial assets, or loans and receivables, is classified as available-for-sale financial assets. Subsequent to initial recognition, such assets are measured at fair value. However, equity instruments that do not have a quoted market price in an active market and cannot be reliably measured, and any derivatives that are linked to these instruments and need to be settled upon the delivery of such equity instruments are measured at cost. Accumulated other comprehensive income, reflected in equity as fair value changes, is recognized as profit or loss as of the time the related available-for-sale asset is disposed of or the impairment loss is recognized. Furthermore, dividends earned whilst holding available-for-sale financial assets are recognized in the statement of comprehensive income upon the establishment of the right to receive the payment.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

(v) Derecognition of financial assets

The Bank derecognizes a financial asset when the rights to receive cash flow from an asset expire, or when it transfers the rights to receive cash flow and substantially all the risks and rewards from the ownership of a financial asset. In the case that the Bank has neither transferred nor retained substantially all the risks and rewards of an asset, the Bank derecognizes any assets if it does not have control, and recognizes any assets to the extent of the Bank’s continuing involvement if it does have control. In the latter case, any associated liabilities are recognized by the Bank. In the case the Bank retains substantially all the risks and rewards from the ownership of an asset it does not have control of, the Bank continues to recognize the financial asset, and recognizes consideration received as financial liabilities.

(vi) Offsetting between financial assets and financial liabilities

Financial assets and liabilities are set-off only under the conditions that the Bank has legal rights to set-off the recognized amounts, and the intention to settle on a net basis or to realize assets and settle liabilities at the same time.

(7) Impairment of financial assets

The Bank assesses the possibility of objective evidence that may indicate any impairment of financial assets, except those designated at fair value through profit or loss, at each reporting date. A financial asset is defined as impaired if, because of one or more events after initial recognition, the estimated future cash flow of the asset has been affected. However, expected impairments from future events are not recognized, regardless of their likelihood.

Upon the finding of objective evidence to believe an asset is impaired, the impairment is measured and recognized in profit or loss as follows, according to the asset category:

(i) Impairment of loans and receivables

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of loans and receivables exist. If objective evidence shows that believe impairment has occurred, the amount of the loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows, discounted using the initial effective interest rate (EIR). Furthermore, the carrying amount of the asset is reduced using an allowance account and the amount of the loss is recognized in the statement of comprehensive income.

All individually significant loans and advances are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Loans and advances that are not individually significant are collectively assessed for impairment by grouping together loans and advances with similar risk characteristics.

In individual assessment, allowances on losses are computed using the discounted expected recoverable value, estimated by operating cash flows or collateral cash flow; in collective assessment, allowances on losses are computed using statistical methods based on obtainable historical loss experience.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

The present value of estimated future cash flows is measured using the asset’s initial EIR. If the loan has a floating interest rate, the Bank uses the current EIR for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For a collective assessment of impairment, assets are analyzed based on the Bank’s internal credit rating system that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows of the assets collectively assessed are estimated based on historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted based on current observable data to reflect the effects of current conditions on which the historical loss experience is based, and to remove the effects of conditions in the historical period that no longer exist. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred loss in the Bank and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(ii) Impairment of available-for-sale financial assets

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of available-for-sale assets exist. If such objective evidence exists, the amount of the loss is measured as the difference between the acquisition cost and the current fair value.

An available-for-sale financial asset is impaired if there is a significant or prolonged decline in fair value of the asset below the acquisition cost. The Bank considers a 30% to be significant and a period of six months to be prolonged.

If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the available-for-sale financial asset.

(iii) Impairment of held-to-maturity financial assets

The Bank assesses individually, at each reporting date, whether there is objective evidence that a held-to-maturity financial asset is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial EIR, and recognized in the statement of comprehensive income. If, in a subsequent period, the fair value of a financial asset held to maturity increases and the increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the held-to-maturity financial asset.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

(iv) Loss events of financial assets

Objective evidence that a financial asset is impaired include the following loss events:

•	Significant financial difficulty of the issuer or obligor

•	A breach of contract, such as a default or delinquency in interest or principal payments

•	The granting of a concession to the borrower, for economic or legal reasons, that the lender would not otherwise consider

•	A state of high probability that the borrower will enter bankruptcy or other financial reorganization

•	The disappearance of an active market for that financial asset due to financial difficulties

•

The presence of observable data indicating a measurable decrease in the estimated future cash flows of a group of financial assets since the initial recognition of the group, although the decrease cannot yet be identified with the individual financial asset within the group

(8) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognized at fair value upon agreement of the contract, and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as stated below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and actual result was so.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognized in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecasted transaction is ultimately recognized in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

(ii) Embedded derivative instruments

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives. The Bank records embedded derivative instruments at fair value if their economic characteristics and risks are not clearly and closely related to those of the host contract. If the embedded derivative cannot be measured separately from the host contract, the Bank aggregately designates the host contract and embedded derivative as a financial instrument at fair value through profit or loss. Changes due to the fair value assessment of embedded derivative instruments are recognized in profit or loss.

(iii) Other derivative financial instruments

Changes in the fair value of other derivative financial instrument, not designated as a hedging instrument, are recognized immediately in profit or loss.

(9) Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

•

Loans: The fair value of loans is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Held-to-maturity financial assets: The fair value of held-to-maturity financial assets is computed by widely-accepted appraisal agencies upon request.

•

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

•

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Debentures: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognized at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognized in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognized. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of derecognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognized only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognized at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognized as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognizes the loss accordingly.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years.

(15) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized in accordance with K-IFRS 1036 ‘Impairment of Assets’.

A non-current asset that is classified as held for sale or part of a disposal group classified as held for sale is not depreciated (or amortized).

(16) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

liabilities indicates to be more purpose-appropriate to be recognized as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognized as profit or loss.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognized at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognized in the statement of comprehensive income over the periods of the liabilities using the EIR.

Fees paid on the establishment of a loan facility are recognized as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(iii) Derecognition of financial liabilities

A financial liability is derecognized when the obligation under the liability is discharged, cancelled or expired.

When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in profit or loss.

(17) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognized as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognizes that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in other comprehensive income.

(18) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(19) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given, and amortized over the period of the guarantee. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’ and

•	The initial amount less amortization of fees recognized in accordance with K-IFRS 1018 ‘Revenue’

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(20) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(21) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(22) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(23) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

3. Significant Accounting Policies, Continued

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

(24) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(25) Regulatory reserve for credit losses

In the case that the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(26) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

3. Significant Accounting Policies, Continued

(27) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorized for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Cash	~~W~~	69,628	61,903
Due from banks in Korean won:
Due from Bank of Korea		2,037,974	1,793,111
Other due from banks in Korean won		195	326

		2,038,169	1,793,437

Due from banks in foreign currencies/off-shores		3,334,331	4,852,379

	~~W~~	5,442,128	6,707,719

(2)	Restricted due from banks as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Reserve deposit	~~W~~	1,683,411	1,100,838
Others		201,322	158,685

	~~W~~	1,884,733	1,259,523

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

5. Financial Assets Held for Trading

(1)	Financial assets held for trading as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Financial assets held for trading denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	—	960

Debt securities:
Government and public bonds		1,339,370	1,132,553
Financial bonds		40,043	438,433

		1,379,413	1,570,986

		1,379,413	1,571,946

Financial assets held for trading denominated in foreign currencies/off-shores:
Equity securities		16,908	20,543
Debt securities		219,388	196,810

		236,296	217,353

	~~W~~	1,615,709	1,789,299

(2)	Details of debt securities in financial assets held for trading as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,337,000	1,346,517	1,339,370
Financial bonds in Korean won		40,000	40,114	40,043
Debt securities in foreign currencies		219,337	221,739	219,388

	~~W~~	1,596,337	1,608,370	1,598,801

	December 31, 2016
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,128,000	1,136,748	1,132,553
Financial bonds in Korean won		440,000	439,132	438,433
Debt securities in foreign currencies		197,003	196,116	196,810

	~~W~~	1,765,003	1,771,996	1,767,796

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

6. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Available-for-sale financial assets denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	11,092,356	10,948,295
Beneficiary certificates		5,810,823	6,291,294
Others		252,343	248,306

		17,155,522	17,487,895

Debt securities:
Government and public bonds		2,428,243	2,444,117
Financial bonds		2,049,794	2,577,911
Corporate bonds		8,524,405	10,200,145

		13,002,442	15,222,173

		30,157,964	32,710,068

Available-for-sale financial assets denominated in foreign currencies/off-shores:
Equity securities		335,829	314,031
Debt securities		3,264,552	3,656,031

		3,600,381	3,970,062

	~~W~~	33,758,345	36,680,130

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost in the amount of ~~W~~8,613,545 million and ~~W~~7,215,001 million as of June 30, 2017 and December 31, 2016, respectively.

(2)	Changes in available-for-sale financial assets for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017		2016
Beginning balance	~~W~~	36,680,130	41,291,619
Acquisition		13,740,480	13,157,451
Disposal		(15,580,223)	(16,035,416)
Change due to amortization		(17,321)	(21,443)
Change in fair value		(813,773)	3,589
Impairment loss		(107,017)	(86,169)
Reversal of impairment loss		1,620	20
Reclassification		1,200	11,541
Foreign exchange differences		(192,120)	(3,296)
Others(*1)		45,369	27,722

Ending balance	~~W~~	33,758,345	38,345,618

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

6. Available-for-Sale Financial Assets, Continued

(*1)	For the period ended June 30, 2017, others represents the increase in available-for-sale equity securities acquired from STX Heavy Industries Co., Ltd. as a part of the rehabilitation plan based on the Debtor Rehabilitation and Bankruptcy Act, available-for-sale equity securities acquired from Chinhung International Inc. as a result of debt-to-equity swap decision of the Creditor Financial Institutions Committee, based upon the Corporate Restructuring Promotion Act, and available-for-sale equity securities acquired from Phoenix Materials Co., Ltd. and others after exercising conversion rights of the convertible bonds. For the period ended June 30, 2016, others represents the increase in available-for-sale equity securities acquired from TSM TECH Co., Ltd., Shin Kwang Industrial Co., Ltd. and ADM21 Co., Ltd. as a part of the rehabilitation plan based on the Debtor Rehabilitation and Bankruptcy Act, and available-for-sale equity securities acquired from Great New wave Coming Co., Ltd., Barun Electronics Co., Ltd. Phoenix Materials Co., Ltd. and others after exercising conversion rights of the convertible bonds.

(3)	Equity securities with disposal restrictions in available-for-sale financial assets as of June 30, 2017 and December 31, 2016 are as follows:

Company	June 30, 2017
	Number of shares	Carrying amount		Restricted period
Kumho Tire Co., Inc.	21,339,320	~~W~~	160,258	Undecided
Taihan Electric Wire Co., Ltd.(*1)	16,552,116		23,090	Undecided
Ajin P & P Co., Ltd.	516,270		5,662	Undecided
Samho International Co., Ltd.	183,000		3,752	Undecided
Hyundai Cement Co., Ltd.	2,636,655		47,723	Until December 31, 2017
Jaeyoung Solutec Co., Ltd.	1,962,000		5,494	Until December 31, 2017
Chinhung International Inc.(*2)	11,118,952		25,018	Until December 31, 2018
Hanjin Heavy Industries & Construction Co., Ltd.	1,208,588		5,439	Until December 31, 2018
CREA IN Co., Ltd.	14,383		46	Until December 21, 2021

	55,531,284	~~W~~	276,482

(*1)	For the period ended June 30, 2017, some stocks have been sold according to the decision of the council consisted of major shareholders, etc.

(*2)	The number of shares has changed after the decisions of capital reduction and debt-to-equity swap for the period ended June 30, 2017.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

6. Available-for-Sale Financial Assets, Continued

Company	December 31, 2016
	Number of shares	Carrying amount		Restricted period
Kumho Tire Co., Inc.	21,339,320	~~W~~	180,957	Undecided
Taihan Electric Wire Co., Ltd.	18,061,894		33,505	Undecided
Ajin P & P Co., Ltd.	516,270		5,282	Undecided
Samho International Co., Ltd.	183,000		3,093	Undecided
Hyundai Cement Co., Ltd.(*1)	2,636,655		72,772	Until December 31, 2017
Jaeyoung Solutec Co., Ltd.	1,962,000		5,415	Until December 31, 2017
Chinhung International Inc.	13,113,200		27,407	Until December 31, 2018
Hanjin Heavy Industries & Construction Co., Ltd.	1,208,588		4,067	Until December 31, 2018
CREA IN Co., Ltd.	14,383		46	Until December 21, 2021

	59,035,310	~~W~~	332,544

(*1)	The number of shares has changed after the decisions of capital reduction and debt-to-equity swap for the year ended December 31, 2016.

(4)	Details of debt securities in available-for-sale financial assets as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Face Value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	2,402,000	2,466,686	2,428,243
Financial bonds in Korean won		2,050,000	2,050,041	2,049,794
Corporate bonds in Korean won		8,708,494	8,709,179	8,524,405
Debt securities denominated in foreign currencies /off shores		3,245,830	3,896,669	3,264,552

	~~W~~	16,406,324	17,122,575	16,266,994

	December 31, 2016
	Face Value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	2,406,000	2,478,365	2,444,117
Financial bonds in Korean won		2,580,000	2,582,880	2,577,911
Corporate bonds in Korean won		10,411,739	10,412,424	10,200,145
Debt securities denominated in foreign currencies / off shores		3,667,121	4,683,298	3,656,031

	~~W~~	19,064,860	20,156,967	18,878,204

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

7. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017			December 31, 2016
	Amortized cost		Fair value	Amortized cost	Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	~~W~~	2,765	2,962	3,732	3,957
Held-to-maturity financial assets in foreign currencies:
Corporate bonds		11,426	11,426	12,135	12,135

	~~W~~	14,191	14,388	15,867	16,092

(2)	Changes in held-to-maturity financial assets for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017		2016
Beginning balance	~~W~~	15,867	28,560
Acquisition		—	—
Redemption		(1,000)	(11,929)
Change due to amortization		17	76
Foreign exchange differences		(693)	(147)

Ending balance	~~W~~	14,191	16,560

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

8. Loans and Allowance for Loan Losses

(1)	Loans and allowance for loan losses as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017			December 31, 2016
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	47,607,319	46,607,131	45,393,552	44,375,540
Loans for facility development		50,116,886	49,919,802	50,522,843	50,419,384
Loans for households		2,250,521	2,280,305	2,431,455	2,469,269
Inter-bank loans		2,098,502	1,921,598	1,899,360	1,741,845

		102,073,228	100,728,836	100,247,210	99,006,038

Loans in foreign currencies:
Loans		14,143,875	14,670,898	15,109,106	15,743,466
Inter-bank loans		2,460,083	2,460,424	1,050,368	1,050,645
Loans borrowed from overseas financial institutions		177,866	182,961	194,165	199,922
Off-shore loans		10,704,472	11,094,560	10,876,961	11,211,761

		27,486,296	28,408,843	27,230,600	28,205,794

Other loans:
Bills bought in foreign currency		2,093,257	2,046,616	1,704,591	1,657,104
Advance payments on acceptances and guarantees		168,372	81,875	180,403	93,416
Privately placed corporate bonds		2,152,407	1,678,499	2,341,205	1,783,567
Others		8,278,677	8,211,556	9,617,152	9,386,905

		12,692,713	12,018,546	13,843,351	12,920,992

		142,252,237	141,156,225	141,321,161	140,132,824

Less:
Allowance for loan losses		(2,983,871)		(3,313,404)
Present value discount		(243,462)		(269,116)
Deferred loan origination costs and fees		5,154		2,231

	~~W~~	139,030,058		137,740,872

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

8. Loans and Allowance for Loan Losses, Continued

(2)	Changes in allowance for loan losses for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Beginning balance	~~W~~	1,159,738	519,942	6,742	730,848	524,215	371,919	3,313,404
Provision for loan losses		356,680	170,181	48	(244,328)	32,323	34,056	348,960
Write-offs		(32,753)	(21,366)	(1,195)	(897)	—	(862)	(57,073)
Recovery		708	—	—	6,015	—	—	6,723
Sale		(64,880)	(33,656)	—	(6,435)	(1,102)	(14,169)	(120,242)
Debt-to-equity swap		(146,330)	(72,604)	—	(9,091)	(192)	(142,024)	(370,241)
Foreign exchange differences		—	—	—	(39,919)	(9)	(19,888)	(59,816)
Others		(35,375)	(140)	—	(4,257)	(30,466)	(7,606)	(77,844)

Ending balance	~~W~~	1,237,788	562,357	5,595	431,936	524,769	221,426	2,983,871

	2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Beginning balance	~~W~~	2,050,923	558,163	9,791	352,756	638,573	549,094	4,159,300
Provision for loan								2,093,294
losses		1,139,215	251,113	22	331,774	260,563	110,607
Write-offs		(182,408)	(25,430)	(655)	(1,791)	(80,754)	(60,956)	(351,994)
Recovery		8,619	4,761	—	5,458	—	35,131	53,969
Sale		(84,490)	(135,069)	—	(3,000)	(13,742)	(20,622)	(256,923)
Debt-to-equity swap		(1,690)	—	—	—	(73,434)	—	(75,124)
Foreign exchange								(11,990)
differences		—	—	—	(6,947)	(158)	(4,885)
Others		(37,772)	15,270	—	(539)	(10,348)	(43,542)	(76,931)

Ending balance	~~W~~	2,892,397	668,808	9,158	677,711	720,700	564,827	5,533,601

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

8. Loans and Allowance for Loan Losses, Continued

(3)	Losses related to loans for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for loan losses	~~W~~	(90,666)	(348,960)	(1,341,493)	(2,093,294)
Gains (losses) on disposal of loan		2,295	4,652	(75,672)	(74,453)

	~~W~~	(88,371)	(344,308)	(1,417,165)	(2,167,747)

(4)	Changes in net deferred loan origination costs and fees for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017		2016
Beginning balance	~~W~~	2,231	3,981
New deferrals		10,789	6,508
Amortization		(7,866)	(6,144)

Ending balance	~~W~~	5,154	4,345

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

9. Derivative Financial Instruments, Continued

The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate	~~W~~	278,542,087	283,791,563	1,423,973	1,331,414
Currency		89,320,748	87,985,250	1,846,345	1,779,641
Stock		288,450	873,167	1,866	5,112
Commodities		9,174	9,174	1,450	1,450
Embedded derivatives		636,931	250,000	258,956	—
Allowance and other adjustments		—	—	(18,954)	(285)

		368,797,390	372,909,154	3,513,636	3,117,332

Hedging purpose derivative financial instruments:
Interest rate(*1)		20,564,935	20,564,935	614,622	136,654
Currency		6,317,804	6,717,680	86,142	401,774
Allowance and other adjustments		—	—	(439)	(5,774)

		26,882,739	27,282,615	700,325	532,654

	~~W~~	395,680,129	400,191,769	4,213,961	3,649,986

(*1)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

	December 31, 2016
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate	~~W~~	288,402,494	293,260,959	1,766,182	1,625,764
Currency		79,667,068	78,097,355	3,864,914	3,735,015
Stock		208,061	983,362	541	6,821
Commodities		20,847	20,847	3,061	3,061
Embedded derivatives		647,131	250,000	144,370	—
Allowance and other adjustments		—	—	(74,340)	(1,997)

		368,945,601	372,612,523	5,704,728	5,368,664

Hedging purpose derivative financial instruments:
Interest rate		22,486,076	22,486,076	584,264	173,540
Currency		6,651,281	7,492,284	29,575	860,459
Allowance and other adjustments		—	—	(494)	(131)

		29,137,357	29,978,360	613,345	1,033,868

	~~W~~	398,082,958	402,590,883	6,318,073	6,402,532

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Subsidiaries:
KDB Asia Ltd.	~~W~~	214,807	214,807
KDB Bank Europe Ltd.		151,952	151,952
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.		35,848	35,848
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)		58	52
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		200,091	205,878
Korea Railroad Financing 1		170,618	173,487
Korea Education Financing		65,967	67,931
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Financing Co.(*2)		9,352	11,969
KDB Value PEF VI(*3)		1,088,887	1,058,374
KDB Consus Value PEF(*4)		213,799	213,869
KDB Sigma PEF II		117,330	117,330
KDB Value PEF VII		85,566	78,416
Nvestor 2016 PEF		24,280	—
KoFC-KBIC Frontier Champ 2010-5 PEF		17,925	18,525
KDB Asia PEF		11,724	11,216
KTB Korea-Australia Global Cooperation PEF(*5)		—	—
KDB Turn Around PEF(*6)		—	2,432
Components and Materials M&A PEF		—	—
KDB Venture M&A PEF		—	—
KDBC IP Investment Fund 2		2,357	3,057
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment fund		—	1,135

	~~W~~	3,135,020	3,090,737

Associates:
Korea Electric Power Co., Ltd.	~~W~~	16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Shipping and Maritime Transportation Co., Ltd.		432,000	—
Korea Infrastructure Financing 2 Co.		220,503	220,697
Korea Maritime Guarantee Insurance Co., Ltd.		79,856	79,856
Korea Appraisal Board		58,492	58,492
STX Engine Co., Ltd.		47,889	47,889
Multi Asset Electronic Power PEF(*7)		44,249	45,645
Shinbundang Railroad Co., Ltd.(*8)		22,228	25,063
Troika Resources Investment PEF(*9)		9,035	13,189
Hyundai Merchant Marine Co., Ltd.		25	25
GM Korea Company(*10)		—	—
Others(*11)		1,953,735	1,936,430

		20,126,365	19,685,639

	~~W~~	23,261,385	22,776,376

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(*1)	The Bank acquired additional 6,664,981 shares with voting rights of Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME”) amounting to ~~W~~90,516 million due to debt-to-equity swap for the period ended June 30, 2017. Considering the DSME’s financial difficulty arising from the facts that the possibility that some owners of shipbuilding orders increases construction costs in response to the DSME’s additional works got significantly worse because the owners had financial problems due to a long-term trend of declining oil prices, and the DSME experienced an unexpected significant increase of its construction costs of some plant projects, etc., the Bank recognized ~~W~~ 90,509 million and ~~W~~2,028,975 million of impairment losses for the period ended June 30, 2017 and the year ended December 31, 2016, respectively.
(*2)	The Bank recognized ~~W~~1,851 million of impairment losses for the period ended June 30, 2017, considering the decline in net asset values due to the decrease in fair value of unlisted stocks held as indications of impairment.
(*3)	The Bank recognized ~~W~~708,308 million as impairment losses considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows from Daewoo Engineering & Construction Co., Ltd. as an indication of impairment for the year ended December 31, 2016.
(*4)	Considering the decline in the value in use of the subsidiary, KDB Life Insurance Co., Ltd. (discount rate of 9.0%) due to reduced rates of return on investments, decline in persistency rate, and other changes in actuarial assumptions as indications of impairment, the Bank recognized ~~W~~70 million and ~~W~~187,662 million as impairment losses for the period ended June 30, 2017 and the year ended December 31, 2016, respectively.
(*5)	The Bank recognized ~~W~~18,143 million of impairment losses for the year ended December 31, 2016, considering the decline in net asset values due to the decrease in fair value of the overseas stock held as an indication of impairment.
(*6)	The Bank recognized ~~W~~219 million of impairment losses for the year ended December 31, 2016, considering the decline in net asset values due to the default of the loan held as an indication of impairment.
(*7)	The Bank lost control over Multi Asset Electronic Power PEF (ex. KDB Electronic Power PEF) due to sale of Multi Asset Global Investments Co., Ltd. (ex. KDB Asset Management Co., Ltd.) and the investment in Multi Asset Electronic Power PEF was reclassified from subsidiary to associate for the year ended December 31, 2016.
(*8)	Considering the encroachment of capital flow due to the delayed opening of railway and uncollected deposit of operating income as indications of impairment, the Bank recognized ~~W~~2,835 million and ~~W~~2,900 million as impairment losses for the period ended June 30, 2017 and the year ended December 31, 2016, respectively.
(*9)	Considering the decrease in the value in use of assets held due to the decline in expected cash flows as an indication of impairment, the Bank recognized ~~W~~4,155 million and ~~W~~10,148 million as impairment losses for the period ended June 30, 2017 and the year ended December 31, 2016, respectively.
(*10)	Considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows as an indication of impairment, the Bank recognized ~~W~~68,115 million as impairment losses for the years ended December 31, 2016.
(*11)	The Bank recognized ~~W~~30,921 million as impairment losses for KoFC Mirae Asset Growth Champ 2010-4 PEF and 18 other companies for the period ended June 30, 2017. The Bank recognized ~~W~~ 116,414 million as impairment losses for KoFC Mirae Asset Growth Champ 2010-4 and 13 other companies for the year ended December 31, 2016.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2017 and December 31, 2016 are as follows:

	Market value			Carrying amounts
	June 30, 2017		December 31, 2016	June 30, 2017	December 31, 2016
Korea Electric Power Co., Ltd.	~~W~~	8,618,399	9,304,913	16,921,067	16,921,067
STX Engine Co., Ltd.		182,974	63,848	47,889	47,889
Oriental Precision & Engineering Co., Ltd.		20,408	23,867	20,408	21,712
STX corporation(*1)		212,115	19,638	10,584	10,507
Daewoo Shipbuilding & Marine
Engineering Co., Ltd.(*1)		2,620,758	2,322,166	58	52
Hyundai Merchant Marine Co., Ltd.(*2)		222,578	171,957	25	25
Dongbu Steel Co., Ltd.		120,357	138,399	13	14

(*1)	The associate’s market value as of June 30, 2017 is the closing price before the trading suspension.
(*2)	Hyundai Merchant Marine Co., Ltd. entered into a voluntary agreement for debt restructuring with bank creditors and the Bank has obtained significant influence as the main creditor for the year ended December 31, 2016.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,590,133	1,271,919	318,214	38,426	11,283	(7,758)	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		843,430	765,703	77,727	24,090	2,056	4,474	100.00
KDB Ireland Ltd.	Ireland	December	Finance		392,875	314,079	78,796	9,172	3,062	(1,182)	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		992,934	896,191	96,743	25,947	13,846	(13,582)	86.34
Banco KDB Do Brazil S.A.	Brazil	December	Finance		340,573	269,858	70,715	99,380	7,179	1,960	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		13,237,390	9,433,630	3,803,760	6,188,087	1,461,187	1,399,245	68.65
KDB Capital Corporation	Korea	December	Specialized Credit Finance		5,485,652	4,733,084	752,568	219,617	47,267	49,905	99.92
Korea BTL Financing 1(*1)	Korea	Semi-annually	Financial investment		484,391	326	484,065	9,385	8,654	8,654	41.67
Korea Railroad Financing 1(*1)	Korea	Semi-annually	Financial investment		345,571	10	345,561	7,108	6,672	6,672	50.00
Korea Education Financing(*1)	Korea	Semi-annually	Financial investment		132,452	6	132,446	2,518	2,345	2,345	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		32,631	7,155	25,476	12,950	6,883	6,881	84.16
Korea Infrastructure Financing Co.	Korea	December	Financial investment		10,761	6	10,755	455	396	396	85.00
KDB Value PEF VI	Korea	December	Financial investment		11,436,993	8,764,900	2,672,093	5,905,367	102,508	86,487	99.84
KDB Consus Value PEF	Korea	December	Financial investment		17,255,384	17,036,044	219,340	2,237,782	(28,470)	(34,076)	58.08
KDB Sigma PEF II	Korea	December	Financial investment		201,101	288	200,813	1	3,486	3,479	60.00
KDB Value PEF VII(*2)	Korea	December	Financial investment		216,804	65,178	151,626	7,615	6,118	(3,443)	50.00
Nvestor 2016 PEF	Korea	December	Financial investment		30,272	240	30,032	—	(317)	(317)	80.00
KoFC-KBIC Frontier Champ 2010-5 PEF(*2)	Korea	December	Financial investment		54,021	—	54,021	116	407	5,226	50.00
KTB Korea- Australia Global Cooperation PEF	Korea	December	Financial investment		1,081	2,316	(1,235)	—	(655)	(655)	95.00
KDB Asia PEF(*2)					22,556	2	22,554	—	(1,215)	(1,952)	50.00
Components and Materials M&A PEF	Korea	December	Financial investment		1,417	5,186	(3,769)	2	(1,200)	662	83.33

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	June 30, 2017
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship
KDB Venture M&A PEF					120	7,911	(7,791)	—	—	—	57.56
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund	Korea	December	Financial investment		13,004	91	12,913	3,296	3,199	3,042	100.00
KDBC IP Investment Fund 2	Korea	December	Financial investment		9,182	3,072	6,110	1,887	1,814	1,487	66.66

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	179,938,216	107,068,193	72,870,023	28,072,148	1,194,079	1,077,036	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,337,667	331,858	1,005,809	314,246	(2,327)	(2,284)	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		823,191	5,954	817,237	16,247	30,802	30,802	26.67
GM Korea Company(*3)(*4)	Korea	December	Manufacturing		7,203,827	7,455,310	(251,483)	6,270,871	(347,231)	(348,989)	17.02
Hyundai Merchant Marine Co., Ltd.(*5)	Korea	December	Foreign cargo transportation		3,419,311	2,717,806	701,505	2,544,437	(909,702)	(977,136)	13.13
Korea Appraisal Board	Korea	December	Appraisal		244,991	36,468	208,523	70,502	9,727	9,727	30.60
Korea Maritime Guarantee Insurance Co., Ltd.	Korea	December	Finance		270,236	16,284	253,952	8,262	(964)	(884)	31.19
Multi Asset Electronic Power PEF	Korea	December	Financial investment		88,208	804	87,404	4,226	4,109	4,109	50.00
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other		773,712	955,644	(181,932)	41,415	(19,963)	(19,963)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment		30,790	5,651	25,139	3,182	2,184	2,184	54.94

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2016
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,569,053	1,243,081	325,972	98,026	42,615	51,403	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		890,137	816,885	73,252	85,407	5,923	6,144	100.00
KDB Ireland Ltd.	Ireland	December	Finance		414,379	334,400	79,979	32,977	11,389	14,128	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		1,119,482	1,009,157	110,325	43,963	19,777	7,289	86.34
Banco KDB Do Brazil S.A.	Brazil	December	Finance		370,416	301,661	68,755	181,368	29,833	45,352	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		15,064,830	14,405,453	659,377	12,819,221	(2,734,139)	(2,709,492)	79.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		5,028,667	4,290,575	738,094	521,862	115,953	73,952	99.92
Korea BTL Fund I(*1)	Korea	Semi- annually	Financial investment		499,048	342	498,706	21,173	19,624	19,624	41.67
Korea Railroad Fund I(*1)	Korea	Semi- annually	Financial investment		351,810	14	351,796	15,018	14,122	14,122	50.00
Korea Education Fund(*1)	Korea	Semi- annually	Financial investment		136,499	8	136,491	5,440	5,072	5,072	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		31,833	5,258	26,575	20,518	9,978	9,945	84.16
Korea Infrastructure Fund	Korea	December	Financial investment		11,702	5	11,697	1,043	911	911	85.00
KDB Value PEF VI	Korea	December	Financial investment		11,620,676	9,175,905	2,444,771	11,399,719	(524,541)	(507,495)	99.84
KDB Consus Value PEF	Korea	December	Financial investment		16,849,641	16,590,305	259,336	4,475,638	(312,433)	(401,632)	58.08
KDB Sigma PEF II	Korea	December	Financial investment		197,621	286	197,335	3	1,954	1,593	60.00
KDB Value PEF VII (*2)	Korea	December	Financial investment		211,195	70,427	140,768	1,507	(9,062)	(8,170)	50.00
KoFC-KBIC Frontier Champ 2010-5 PEF (*2)	Korea	December	Financial investment		50,213	2	50,211	1,900	2,001	4,221	50.00
KTB Korea- Australia Global Cooperation PEF	Korea	December	Financial investment		1,081	1,661	(580)	—	(18,349)	(18,349)	95.00
KDB Asia PEF(*2)	Korea	December	Financial investment		23,489	—	23,489	—	(330)	1,056	50.00
Components and Materials M&A PEF	Korea	December	Financial investment		1,964	5,208	(3,244)	13,225	12,532	12,631	83.33
KDB Turn Around PEF	Korea	December	Financial investment		3,372	1	3,371	19	(280)	(280)	95.17
KDB Venture M&A PEF	Korea	December	Financial investment		120	7,911	(7,791)	—	—	—	56.56

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

10. Investments in Subsidiaries and Associates, Continued

	December 31, 2016
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	177,837,042	104,786,497	73,050,545	60,190,384	7,048,581	7,041,557	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,386,501	368,230	1,018,271	779,874	8,481	7,375	43.58
Korea Infrastructure Fund II	Korea	December	Financial investment		816,600	160	816,440	56,134	49,367	49,367	26.67
GM Korea Company (*3)	Korea	December	Manufacturing		7,058,016	6,990,776	67,240	11,915,647	(835,801)	(827,675)	17.02
Hyundai Merchant Marine Co., Ltd.(*5)	Korea	December	Foreign cargo transportation		4,398,098	3,419,277	978,821	4,584,810	(485,604)	(413,178)	14.15
Korea Appraisal Board	Korea	December	Appraisal		243,075	38,591	204,484	141,688	13,623	12,636	30.60
Korea Maritime Guarantee Co., Ltd.	Korea	December	Finance		259,610	11,061	248,549	12,237	(4,318)	(4,463)	31.19
Multi Asset Electronic Power PEF	Korea	December	Financial investment		89,592	831	88,761	6,260	6,015	6,015	50.00
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other		784,948	946,916	(161,968)	83,493	(34,250)	(34,250)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment		28,887	5,932	22,955	(7,753)	(17,988)	(17,988)	54.94

(*1)	The investees are financed by KDB and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank has the exposure to variable returns, and the ability to use power over the investee to affect the amount of the investors returns through its power over the investee.
(*2)	Although the controlling entity holds less than half of the other entity’s voting rights, the controlling entity exercised its power as an executive member, influenced the other entity’s profit, and is exposed to variable profit, and therefore, the other entity is included in the scope of consolidation.
(*3)	Although the Bank’s ownership of GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors, etc.
(*4)	The Bank used the financial statement as of March 31, 2017 in applying the equity method since the Bank was not able to obtain the financial statement as of June 30, 2017.
(*5)	Although the Bank’s ownership ratio of Hyundai Merchant Marine Co., Ltd. is less than 20%, the Bank has obtained significant influence as the principal creditor bank of Hyundai Merchant Marine Co., Ltd.
(*6)	The ownership ratio is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises significant influence over the associate.
(*7)	Although the Bank’s ownership ratio of Troika Resources Investment PEF is above 50%, the Bank as joint managing member doesn’t hold power to unilaterally direct the relevant activities.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

11. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017
	January 1, 2017		Acquisition/ depreciation	Disposal	Reclassifi- cation	Foreign exchange differences	June 30, 2017
Acquisition cost:
Land	~~W~~	249,180	—	—	147	(5)	249,322
Buildings and structures		381,918	721	(19)	2,895	(11)	385,504
Leasehold improvements		39,307	407	(570)	—	(283)	38,861
Vehicles		1,395	—	(90)	—	(32)	1,273
Equipment		50,851	673	(297)	53	(130)	51,150
Construction in progress		63,042	3,412	—	(2,731)	—	63,723
Others		128,991	1,265	(57)	—	(110)	130,089

		914,684	6,478	(1,033)	364	(571)	919,922

Accumulated depreciation:
Buildings and structures(*1)		154,438	5,487	(10)	44	(10)	159,949
Leasehold improvements		28,982	1,932	(570)	—	(194)	30,150
Vehicles		1,244	45	—	—	(119)	1,170
Equipment(*1)		40,589	1,520	(281)	—	(96)	41,732
Others		102,141	5,600	(57)	—	(53)	107,631

		327,394	14,584	(918)	44	(472)	340,632

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	581,906	(8,106)	(115)	320	(99)	573,906

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

11. Property and Equipment, Continued

	2016
	January 1, 2016		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2016
Acquisition cost:
Land	~~W~~	255,152	—	—	(5,916)	38	249,274
Buildings and structures		377,154	1,261	(7)	(801)	99	377,706
Leasehold improvements		39,890	1,069	(1,443)	24	(60)	39,480
Vehicles		1,396	—	—	—	(4)	1,392
Equipment		50,797	1,070	(824)	—	(383)	50,660
Construction in progress		51,371	3,809	—	(671)	—	54,509
Others		129,313	1,226	(535)	—	(34)	129,970

		905,073	8,435	(2,809)	(7,364)	(344)	902,991

Accumulated depreciation:
Buildings and structures(*1)		144,630	5,216	(6)	(616)	86	149,310
Leasehold improvements		26,951	2,648	(701)	—	(134)	28,764
Vehicles		1,146	50	—	—	(3)	1,193
Equipment(*1)		39,764	1,856	(703)	—	(408)	40,509
Others		99,287	6,923	(398)	—	(39)	105,773

		311,778	16,693	(1,808)	(616)	(498)	325,549

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	587,911	(8,258)	(1,001)	(6,748)	154	572,058

(*1)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

12. Investment Property

Changes in investment property for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017
	January 1, 2017		Acquisition/ depreciation	Reclassification	June 30, 2017
Acquisition cost:
Land	~~W~~	60,215	—	(147)	60,068
Buildings and structures		43,373	—	(217)	43,156

		103,588	—	(364)	103,224

Accumulated depreciation:
Buildings and structures		18,396	1,017	(44)	19,369
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	82,217	(1,017)	(320)	80,880

	2016
	January 1, 2016		Acquisition/ depreciation	Reclassification	June 30, 2016
Acquisition cost:
Land	~~W~~	54,259	—	5,916	60,175
Buildings and structures		40,519	—	1,448	41,967

		94,778	—	7,364	102,142

Accumulated depreciation:
Buildings and structures		15,882	870	616	17,368
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	75,921	(870)	6,748	81,799

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~88,168 million and ~~W~~88,792 million as of June 30, 2017 and December 31, 2016, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 44.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

13. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017
	January 1, 2017		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2017
Development expense	~~W~~	36,338	4,810	—	(7,993)	—	33,155
Equipment usage right		791	—	(72)	(29)	(3)	687
Other deposits provided		11,442	—	—	—	(2)	11,440
Others		10,184	2,464	—	(2,958)	(34)	9,656

	~~W~~	58,755	7,274	(72)	(10,980)	(39)	54,938

	2016
	January 1, 2016		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2016
Development expense	~~W~~	48,516	2,168	—	(9,879)	(1)	40,804
Equipment usage right		831	—	—	(30)	(4)	797
Other deposits provided		11,641	58	(250)	—	—	11,449
Others		13,208	1,315	(2)	(4,221)	(1)	10,299

	~~W~~	74,196	3,541	(252)	(14,130)	(6)	63,349

14. Other Assets

Other assets as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Accounts receivable	~~W~~	9,403,759	4,477,826
Unsettled domestic exchange receivables		1,430,521	1,311,253
Accrued income		430,764	447,018
Guarantee deposits		157,319	159,415
Financial guarantee asset		22,920	32,713
Prepaid expenses		3,511	3,815
Advance payments		4,831	4,781
Others		71,432	65,054

		11,525,057	6,501,875
Allowance for credit losses		(261,308)	(221,200)
Present value discount		(2,669)	(2,758)

	~~W~~	11,261,080	6,277,917

The carrying amounts of financial assets included in other assets above amounted to ~~W~~11,196,252 million and ~~W~~6,212,830 million as of June 30, 2017 and December 31, 2016, respectively, and their fair value amounted to ~~W~~11,198,180 million and ~~W~~6,226,066 million as of June 30, 2017 and December 31, 2016, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

15. Assets Held for Sale

The Bank issued the public notice for the block sale of 79 companies that operate small and medium-sized businesses or venture businesses on October 10, 2016. The Bank selected UAMCO., Ltd. as the priority negotiation partner and entered into the stock purchase agreement contract on December 22, 2016 and completed sale procedures on March 7, 2017.

Assets held for sale as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Assets held for sale:
Available-for-sale financial assets	~~W~~	—	28,040
Investments in subsidiaries and associates		—	7,260

	~~W~~ —		35,300

The Bank recognized ~~W~~35,139 million of impairment loss relating to assets held for sale (~~W~~13,761 million of impairment loss on assets held for sale and ~~W~~21,378 million of impairment loss on available-for-sale financial assets) for the year ended December 31, 2016 and ~~W~~7,104 million of accumulated other comprehensive income relating to available-for-sale financial assets classified as held for sale as of December 31, 2016.

16. Financial Liabilities Designated at Fair Value Through Profit or Loss

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Debentures	~~W~~	1,786,805	1,893,077

Changes in fair value of structured debentures which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Carrying amount	~~W~~	1,786,805	1,893,077
Contractual cash flow amounts		1,662,000	1,741,000

Difference	~~W~~	124,805	152,077

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

17. Deposits

Deposits as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017			December 31, 2016
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	90,101	90,101	83,451	83,451
Time and savings deposits		28,382,700	28,403,032	29,840,228	29,866,647
Certificates of deposit		2,907,473	2,907,592	2,198,966	2,199,012

		31,380,274	31,400,725	32,122,645	32,149,110

Deposits in foreign currencies:
Demand deposits		923,177	923,177	855,671	855,671
Time and savings deposits		1,557,179	1,557,750	1,469,685	1,470,012
Certificates of deposit		3,011,882	3,016,131	2,771,681	2,773,984

		5,492,238	5,497,058	5,097,037	5,099,667

Off-shore deposits in foreign currencies:
Demand deposits		471,975	471,975	458,121	458,121

	~~W~~	37,344,487	37,369,758	37,677,803	37,706,898

18. Borrowings

(1)	Borrowings as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.28	~~W~~	4,920,205	4,920,575
Borrowings in foreign currencies	—	7.80		10,622,004	10,702,224
Off-shore borrowings in foreign currencies	0.69	4.32		1,342,742	1,346,081
Others	0.03	2.50		3,959,525	3,960,061

				20,844,476	20,928,941

Deferred borrowing costs				(1,882)

			~~W~~	20,842,594

		December 31, 2016
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.65	~~W~~	4,745,629	4,746,115
Borrowings in foreign currencies	—	7.05		11,339,300	11,442,858
Off-shore borrowings in foreign currencies	0.19	4.32		1,930,531	1,935,192
Others	0.25	6.55		5,587,036	5,587,293

				23,602,496	23,711,458

Deferred borrowing costs				(2,539)

			~~W~~	23,599,957

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

18. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2017 and December 31, 2016 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2017		December 31, 2016
Ministry of Strategy and Finance	Borrowings from government fund (*1)	0.86 ~ 1.36	~~W~~	287,442	322,021
Industrial Bank of Korea	Borrowings from industrial technology fund and others	0.60 ~ 1.00		3,590	3,807
Small & Medium Business Corp.	Borrowings from small and medium enterprise promotion fund	0.70 ~ 3.24		120,823	132,852
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.05 ~ 2.50		2,461,129	2,246,926
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.25 ~ 3.10		705,964	781,837
Local governments	Borrowings from local small and medium enterprise promotion fund	0.20 ~ 3.28		63,149	69,685
The Bank of Korea	Borrowings from Bank of Korea and others	0.50 ~ 0.75		998,094	915,418
Others	Borrowings from environment improvement support fund and others	0.00 ~ 3.15		280,014	273,083

			~~W~~	4,920,205	4,745,629

(*1)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

18. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2017 and December 31, 2016 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2017		December 31, 2016
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.73 ~ 2.16	~~W~~	177,866	194,165

Mizuho and others	Bank loans from foreign funds	3M Libor+0.33 ~ 3M Libor+0.78		1,196,580	1,377,690

Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor+0.22 ~ 3M Libor+0.74		2,701,602	2,902,757

Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	0.69 ~ 1.43		864,113	1,383,257
		—		—	36,255

				864,113	1,419,512

HSBC and others	Off-shore long term borrowings	3M Libor+0.35 ~ 3M Libor+0.62		455,840	483,400
JBIC	Off-shore borrowings from JBIC	4.27 ~ 4.32		22,789	27,619
Others	Short term borrowings in foreign currencies	0.00 ~ 7.80		5,033,989	5,081,972
	Long term borrowings in foreign currencies	0.09 ~ 4.30		1,511,967	1,782,716

			~~W~~	11,964,746	13,269,831

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

19. Debentures

Debentures as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.28	6.90		92,776,525	93,516,521
Discount on debentures				(46,468)
Premium on debentures				246
Valuation adjustment for fair value hedges				(71,288)

				92,659,015

Debentures in foreign currencies:
Debentures	0.02	8.20		14,541,377	14,454,157
Discount on debentures				(38,874)
Valuation adjustment for fair value hedges				(115,061)

				14,387,442

Off-shore debentures:
Debentures	0.24	7.73		9,753,318	9,652,504
Discount on debentures				(23,054)
Valuation adjustment for fair value hedges				(106,151)
				9,624,113

			~~W~~	116,670,570	117,623,182

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

19. Debentures, Continued

	December 31, 2016
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.27	7.16	~~W~~	92,127,674	93,184,710
Discount on debentures				(48,228)
Valuation adjustment for fair value hedges				(25,893)

				92,053,553

Debentures in foreign currencies:
Debentures	0.04	8.20		15,086,068	14,903,846
Discount on debentures				(42,681)
Valuation adjustment for fair value hedges				(166,903)

				14,876,484

Off-shore debentures:
Debentures	0.04	7.73		10,466,035	10,307,645
Discount on debentures				(23,165)
Valuation adjustment for fair value hedges				(186,006)

				10,256,864

			~~W~~	117,186,901	118,396,201

20. Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of defined benefit liabilities as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Present value of defined benefit liabilities	~~W~~	325,368	308,839
Fair value of plan assets		(262,220)	(265,122)

	~~W~~	63,148	43,717

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

20. Defined Benefit Liabilities, Continued

(2)	Changes in defined benefit liabilities for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	308,839	(265,122)	43,717
Current service costs		19,014	—	19,014
Interest expense (income)		4,304	(3,733)	571
Benefits paid by the plan		(6,654)	6,635	(19)
Others		(135)	—	(135)

Ending balance	~~W~~	325,368	(262,220)	63,148

	2016
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	282,865	(229,505)	53,360
Current service costs		19,531	—	19,531
Interest expense (income)		3,896	(3,210)	686
Benefits paid by the plan		(3,722)	3,642	(80)

Ending balance	~~W~~	302,570	(229,073)	73,497

(3)	Fair value of plan assets for each type as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017			December 31, 2016
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	262,220	—	265,122

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

20. Defined Benefit Liabilities, Continued

(4)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	9,608	19,014	11,351	19,531
Interest expense (income), net		88	571	448	686

	~~W~~	9,696	19,585	11,799	20,217

(5)	The principal actuarial assumptions used as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017	December 31, 2016
Discount rate (%)	2.94	2.94
Future salary increasing rate (%)	6.26	6.26

(6)	The present value sensitivity of defined benefit liabilities as changes in principal actuarial assumptions as of December 31, 2016 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.52% decrease	11.29% increase
Future salary increasing rate	10.80% increase	9.33% decrease

(7)	The weighted-average expected time to maturity of defined benefit liabilities is 10.79 years as of December 31, 2016.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

21. Provisions

(1)	Changes in provisions for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017
	Provision for payment guarantees		Provision for unused commitments	Financial guarantee provision	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	835,766	195,431	35,935	129,342	4,776	1,201,250
Increase (reversal) of provision		(146,658)	160,003	17,390	(3,120)	—	27,615
Provision used		—	—	—	(15,276)	(2,511)	(17,787)
Foreign exchange differences		(41,569)	(6,184)	(13)	—	—	(47,766)

Ending balance	~~W~~	647,539	349,250	53,312	110,946	2,265	1,163,312

	2016
	Provision for payment guarantees		Provision for unused commitments	Financial guarantee provision	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	532,470	69,958	118,313	18,066	6,076	744,883
Increase (reversal) of provision		630,686	118,230	(35,942)	(1,333)	3,743	715,384
Provision used		—	—	—	—	(5,044)	(5,044)
Foreign exchange differences		(13,734)	402	(180)	—	—	(13,512)

Ending balance	~~W~~	1,149,422	188,590	82,191	16,733	4,775	1,441,711

(2)	Provision for payment guarantees and financial guarantee provision

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (CCF) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as a financial guarantee provision.

(3)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates.

(4)	Provision for possible losses from lawsuits

As of June 30, 2017, the Bank is involved in 25 lawsuits as a plaintiff and 39 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~301,586 million and ~~W~~512,186 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2017 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

21. Provisions, Continued

Major lawsuits in progress as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Land & Housing Corp.	Claim for debt absence	~~W~~	67,891	1st, 2nd trial ruled in favor of the Bank; 3rd trial in progress
Korea Credit Guarantee Fund	Claim for damages		60,100	1st trial in progress
Korea Trade Insurance Corporation	Short-term export credit insurance		46,394	1st trial in progress
Hyundai Engineering & Construction Co., Ltd. and two others	Claim for refund of special agreement settlement		30,000	1st trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress

Defendant:
Hanhwa Chemical Co., Ltd.	Performance guarantee		322,593	Retrial in progress after quashing(*1)
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Korea Land & Housing Corp.	Delivery of stocks and stock transfer, etc.		52,030	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of impairment sale payment		36,333	1st trial in progress
Gyeonggi Urban Innovation Corp.	Delivery of stocks and stock transfer, etc.		11,130	1st trial in progress

(*1)	For the sale of the shares of Daewoo Shipbuilding & Marine Engineering Co., Ltd. that the Bank and Korea Asset Management Corp. (KAMCO) had held, the Bank, KAMCO and Hanhwa Chemical Co., Ltd. (Hanhwa Chemical), which was on behalf of the Hanhwa Consortium, entered into the memorandum of understanding on November 14, 2008, but the memorandum was revoked as reasons attributable to Hanhwa Chemical. Accordingly, the Bank and KAMCO took ~~W~~195 billion and ~~W~~120 billion, respectively, provided by Hanhwa Chemical as the performance guarantee. Relating to the performance guarantee, Hanhwa Chemical brought a law suit but the first and the second trial ruled in favor of the Bank because the courts of the first and the second trial regarded the performance guarantee as a penalty for the breach of the memorandum. On July 14, 2016, the Supreme Court judged unlike the first and the second trial that the performance guarantee was provided to compensate damages and the Bank’s taking all the performance guarantee was unfair, and remanded the case to the original court.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

21. Provisions, Continued

	December 31, 2016
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Land & Housing Corp.	Claim for debt absence	~~W~~	67,891	1st trial ruled in favor of the Bank; 2nd trial in progress
Korea Trade Insurance Corporation	Short-term export credit insurance		46,394	1st trial in progress
Hyundai Engineering & Construction Co., Ltd. and two others	Claim for refund of special agreement settlement		30,000	1st trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st trial ruled partially in favor of the Bank; 2nd trial in progress
KB Capital Co., Ltd.	Claim for damages		17,795	Supplementary participation

Defendant:
Hanhwa Chemical Co., Ltd.	Performance guarantee		322,593	Retrial in progress after quashing
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Korea Land & Housing Corp.	Delivery of stocks and stock transfer, etc.		52,030	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of impairment sale payment		36,333	1st trial in progress
Gyeonggi Urban Innovation Corp.	Delivery of stocks and stock transfer, etc.		24,348	1st trial ruled against the Ban k; 2nd trial in progress

(5)	Other provision

The Bank recognized other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

22. Other Liabilities

Other liabilities as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Accounts payable	~~W~~	9,151,686	4,276,159
Accrued expense		1,659,784	1,610,923
Advance receipts		—	790
Unearned income		40,592	38,374
Deposits withholding tax		24,709	24,522
Guarantee money received		156,581	29,832
Foreign exchanges payable		35,812	15,312
Domestic exchanges payable		412,381	293,303
Borrowing from trust accounts		1,054,530	755,912
Financial guarantee liability		29,436	38,874
Others		271,843	126,275

		12,837,354	7,210,276
Present value discount		(292)	(228)

	~~W~~	12,837,062	7,210,048

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~12,516,140 million and ~~W~~6,999,884 million as of June 30, 2017 and December 31, 2016, respectively, and their fair value amounted to ~~W~~12,511,763 million and ~~W~~6,999,907 million as of June 30, 2017 and December 31, 2016, respectively.

23. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,558,619,768 shares issued and 3,508,619,768 shares issued as of June 30, 2017 and December 31, 2016, respectively, and outstanding with a total par value of ~~W~~17,793,099 million and ~~W~~17,543,099 million as of June 30, 2017 and December 31, 2016, respectively. For the period ended June 30, 2017, the Bank’s total issued shares and par value increased by issuing new stocks.

(2) Capital surplus

Capital surplus as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Paid-in capital in excess of par value	~~W~~	63,841	65,079
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,498,709	2,499,947

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

23. Equity, Continued

(*1)	The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.
(*2)	The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Valuation gain on available-for-sale financial assets(*1):
Valuation gain on available-for-sale financial assets (before tax)	~~W~~	735,532	1,563,546
Income tax effect		(177,999)	(378,378)

		557,533	1,185,168

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(19,988)	22,169
Income tax effect		—	—

		(19,988)	22,169

Valuation loss on cash flow hedge:
Valuation loss on cash flow hedge (before tax)		(13,312)	(17,150)
Income tax effect		3,221	4,150

		(10,091)	(13,000)

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities
(before tax)		25,235	25,235
Income tax effect		(6,107)	(6,107)

		19,128	19,128

	~~W~~	546,582	1,213,465

(*1)	The amount includes ~~W~~7,104 million of accumulated other comprehensive income relating to available-for-sale financial assets that are reclassified to assets held for sale as of December 31, 2016.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

23. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017
	January 1, 2017		Increase (Decrease)	Tax Effect	June 30, 2017
Valuation gain on available-for-sale financial assets	~~W~~	1,185,168	(828,014)	200,379	557,533
Exchange differences on translation of foreign operations		22,169	(42,157)	—	(19,988)
Valuation loss on cash flow hedge		(13,000)	3,838	(929)	(10,091)
Remeasurements of defined benefit liabilities		19,128	—	—	19,128

	~~W~~	1,213,465	(866,333)	199,450	546,582

	2016
	January 1, 2016		Increase (Decrease)	Tax Effect	June 30, 2016
Valuation gain on available-for-sale financial assets	~~W~~	576,022	(17,614)	4,262	562,670
Exchange differences on translation of foreign operations		(330)	862	(210)	322
Valuation loss on cash flow hedge		(17,902)	(6,271)	1,519	(22,654)
Remeasurements of defined benefit liabilities		11,400	—	—	11,400

	~~W~~	569,190	(23,023)	5,571	551,738

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Legal reserve	~~W~~	—	3,578,770
Voluntary reserve
Regulatory reserve for loan losses		1,308,500	1,370,828
Unappropriated retained earnings (Accumulated deficits)		1,273,108	(3,641,098)

	~~W~~	2,581,608	1,308,500

(ii) Changes in legal reserve for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017		2016
Beginning balance	~~W~~	3,578,770	5,473,906
Coverage of deficits		(3,578,770)	(1,895,136)

Ending balance	~~W~~	—	3,578,770

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

23. Equity, Continued

(iii)	Changes in unappropriated retained earnings (accumulated deficits) for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017		2016
Beginning balance	~~W~~	(3,641,098)	(1,895,136)
Transfer from legal reserve		3,578,770	1,895,136
Transfer from regulatory reserve for credit losses		62,328	—
Profit (loss) for the period		1,273,108	(289,641)

Ending balance	~~W~~	1,273,108	(289,641)

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Beginning balance	~~W~~	1,308,500	1,370,828
Planned provision for (reversal of) reserve for credit losses		270,706	(62,328)

Ending balance	~~W~~	1,579,206	1,308,500

(ii)	Required reversal of regulatory reserve for credit losses and profit (loss) after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) for the period	~~W~~	582,947	1,273,108	(569,363)	(289,641)
Obligated amount of provision for regulatory reserve for credit losses		(45,072)	(270,706)	(921,550)	(1,089,383)

Profit (loss) after adjusting regulatory reserve for credit losses	~~W~~	537,875	1,002,402	(1,490,913)	(1,379,024)

Earnings (loss) per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	152	285	(433)	(400)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

24. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	11,096	21,116	8,424	16,976
Financial assets held for trading		12,786	26,723	12,206	25,671
Available-for-sale financial assets		101,617	211,746	152,306	316,920
Held-to-maturity financial assets		50	246	294	597
Loans		1,082,246	2,140,798	1,100,019	2,228,698

		1,207,795	2,400,629	1,273,249	2,588,862

Interest expense:
Financial liabilities designated at fair value through profit or loss		(18,008)	(35,992)	(18,487)	(35,828)
Deposits		(119,252)	(240,031)	(151,749)	(312,566)
Borrowings		(70,495)	(136,995)	(73,056)	(145,092)
Debentures		(629,498)	(1,291,365)	(660,677)	(1,358,561)

		(837,253)	(1,704,383)	(903,969)	(1,852,047)

	~~W~~	370,542	696,246	369,280	736,815

Interest received from impaired assets relating to loan receivables for the periods ended June 30, 2017 and 2016 were ~~W~~88,690 million and ~~W~~73,102 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

25. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	45,464	88,792	48,527	98,010
Underwriting and investment consulting commissions		55,877	80,937	35,732	79,545
Brokerage and agency commissions		2,018	3,648	1,817	3,849
Trust and retirement pension plan commissions		7,261	11,560	9,798	13,035
Fees on asset management		608	889	720	1,059
Other fees		12,531	37,981	18,575	28,466

		123,759	223,807	115,169	223,964

Fees and commission expenses:
Brokerage and agency fees		(2,973)	(5,472)	(2,305)	(5,284)
Other fees		(5,768)	(10,507)	(7,478)	(15,837)

		(8,741)	(15,979)	(9,783)	(21,121)

	~~W~~	115,018	207,828	105,386	202,843

26. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Financial assets held for trading	~~W~~	109	109	160	160
Available-for-sale financial assets		28,548	169,378	26,878	122,116
Investments in subsidiaries and associates		18,542	537,188	39,414	895,347

	~~W~~	47,199	706,675	66,452	1,017,623

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

27. Net Gain (Loss) on Financial Assets Held for Trading

Net gain (loss) related to financial assets held for trading for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial assets held for trading:
Gains on sale	~~W~~	3,921	6,097	7,781	11,489
Gains on valuation		62	457	1,074	3,367

		3,983	6,554	8,855	14,856

Losses on financial assets held for trading:
Losses on sale		(4,926)	(8,602)	(6,557)	(9,809)
Losses on valuation		(3,368)	(7,686)	(845)	(4,073)
Purchase related expense		(56)	(96)	(44)	(76)

		(8,350)	(16,384)	(7,446)	(13,958)

	~~W~~	(4,367)	(9,830)	1,409	898

28. Net Gain (Loss) on Financial Liabilities Designated at Fair Value Through Profit or Loss

Net gain (loss) related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities designated at FVTPL:
Gains on redemption	~~W~~	1,099	1,099	671	1,104
Gains on valuation		—	26,312	2,233	4,766

		1,099	27,411	2,904	5,870

Losses on financial liabilities designated at FVTPL:
Losses on redemption		—	—	(226)	(370)
Losses on valuation		(4,266)	(139)	(23,536)	(45,656)

		(4,266)	(139)	(23,762)	(46,026)

	~~W~~	(3,167)	27,272	(20,858)	(40,156)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

29. Net Gain on Available-for-Sale Financial Assets

Net gain on available-for-sale financial assets for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on available-for-sale financial assets:
Gains on sale	~~W~~	875,212	905,533	282,747	347,216
Reversal of impairment losses		—	1,620	173,045	20

		875,212	907,153	455,792	347,236

Losses on available-for-sale financial assets:
Losses on sale		(9,289)	(25,537)	(11,160)	(16,272)
Impairment losses		(20,141)	(107,017)	(28,258)	(86,169)

		(29,430)	(132,554)	(39,418)	(102,441)

	~~W~~	845,782	774,599	416,374	244,795

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

30. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	481,054	1,111,621	733,732	1,668,498
Currency		60,581	5,639,419	757,988	4,600,134
Stock		9,961	15,583	1,758	3,367
Commodity		1,471	3,797	14,625	34,851
Embedded derivatives		29,984	124,723	7,748	15,872
Gains on adjustment of derivatives		—	38,295	—	8,783

		583,051	6,933,438	1,515,851	6,331,505

Losses on trading purpose derivatives:
Interest		(479,663)	(1,119,783)	(698,850)	(1,626,770)
Currency		—	(5,739,583)	(651,375)	(4,332,581)
Stock		(9,703)	(14,308)	(1,236)	(2,746)
Commodity		(1,471)	(3,797)	(14,625)	(34,844)
Embedded derivatives		(145)	(6,478)	(4,290)	(11,291)
Losses on adjustment of derivatives		(17,987)	(8,765)	(41,420)	(61,894)

		(508,969)	(6,892,714)	(1,411,796)	(6,070,126)

		74,082	40,724	104,055	261,379

Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		55,360	68,260	156,501	459,978
Currency		233,073	506,697	31,562	462,733
Gains on adjustment of derivatives		5,809	5,959	127	474

		294,242	580,916	188,190	923,185

Losses on hedging purpose derivatives:
Interest		(7,123)	(61,737)	(22,846)	(58,840)
Currency		(97,209)	(126,244)	(65,252)	(277,239)
Losses on adjustment of derivatives		(103)	(252)	(418)	(918)

		(104,435)	(188,233)	(88,516)	(336,997)

		189,807	392,683	99,674	586,188

Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		—	143,224	46,700	120,939
Gains on redemption		82,382	107,396	2,406	6,147

		82,382	250,620	49,106	127,086

Losses on fair value hedged items:
Losses on valuation		(403,791)	(138,263)	(238,397)	(752,119)
Losses on redemption		(71,611)	(91,519)	(10,945)	(41,060)

		(475,402)	(229,782)	(249,342)	(793,179)

		(393,020)	20,838	(200,236)	(666,093)

	~~W~~	(129,131)	454,245	3,493	181,474

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

30. Net Gain (Loss) on Derivatives, Continued

Related with cash flow hedge, the Bank recognized ~~W~~265 million and ~~W~~125 million of loss in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2017 and 2016, respectively.

31. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	194,312	388,271	180,190	377,823
Losses on foreign exchange transactions		(192,645)	(373,114)	(214,943)	(434,343)

		1,667	15,157	(34,753)	(56,520)

Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		132,520	1,803,698	70,127	629,936
Losses on foreign exchange translations		—	(1,989,601)	(56,610)	(774,472)

		132,520	(185,903)	13,517	(144,536)

	~~W~~	134,187	(170,746)	(21,236)	(201,056)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

32. Other Operating Loss, net

Other operating loss for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	117,328	124,302	79,360	83,737
Reversal of credit losses		22	786	—	—
Gains on disposal of investments in subsidiaries and associates		863	2,707	442,997	444,697
Reversal of provisions		83,875	213,045	15,222	37,437
Others		1,286	3,156	826	17,606

		203,374	343,996	538,405	583,477

Other operating loss:
Losses on sale of loans		(115,033)	(119,650)	(155,032)	(158,190)
Provision for credit losses		(7,488)	(50,496)	(94,412)	(119,516)
Losses on disposal of investments in subsidiaries and associates		(343)	(729)	(47)	(1,624)
Increase of provisions		(158,502)	(240,660)	(712,288)	(752,821)
Insurance expenses		(12,538)	(25,519)	(14,794)	(29,490)
Credit guarantee fund salary		(33,979)	(67,268)	(34,910)	(69,084)
Educational taxes		(11,081)	(21,072)	(13,657)	(26,227)
Foreign security contributions		(4,577)	(6,591)	(558)	(2,112)
Others		(6,431)	(12,681)	(9,736)	(15,130)

		(349,972)	(544,666)	(1,035,434)	(1,174,194)

		~~W~~ (146,598)	(200,670)	(497,029)	(590,717)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

33. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	73,290	153,726	70,366	147,541
Defined benefit costs		9,696	19,585	11,799	20,217
Defined contribution costs		174	627	613	1,039

		83,160	173,938	82,778	168,797

Depreciation and amortization:
Depreciation of property and equipment		7,265	14,584	8,167	16,693
Amortization of intangible assets		5,175	10,980	6,825	14,130

		12,440	25,564	14,992	30,823

Other:
Employee welfare benefits		8,809	15,444	7,730	14,280
Rent expenses		7,006	14,245	7,525	14,318
Taxes and dues		3,922	9,603	4,003	8,499
Advertising expenses		5,482	6,750	4,796	7,441
Electronic data processing expenses		11,359	24,792	16,755	28,416
Fees and charges		6,431	10,974	6,068	11,358
Others		9,284	17,200	9,813	17,878

		52,293	99,008	56,690	102,190

	~~W~~	147,893	298,510	154,460	301,810

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

34. Other Non-Operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating income:
Gain on disposal of non-current assets held for sale	~~W~~	—	9,297	533,529	533,529
Gain on disposal of property and equipment		15	15	14	14
Rental income on investment property		265	424	270	427
Others		171	1,437	603	1,238

		451	11,173	534,416	535,208

Other non-operating expenses:
Losses on disposal of non-current assets held for sale		—	(102)	—	—
Losses on disposal of property and equipment		(33)	(34)	(62)	(64)
Depreciation of investment property		(509)	(1,017)	(438)	(870)
Donations		(220)	(368)	(236)	(308)
Others		(4,216)	(4,803)	(71)	(1,204)

		(4,978)	(6,324)	(807)	(2,446)

	~~W~~	(4,527)	4,849	533,609	532,762

35. Income Tax Expense (Benefit)

(1)	Income tax expenses (benefit) for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax(*1)	~~W~~	271,997	345,150	(51,865)	29,475
Changes in deferred income taxes on temporary differences		(158,152)	(105,051)	34,025	(51,886)
Changes in deferred income taxes on tax deficit and others		—	—	(167,080)	(167,080)
Deferred income tax recognized directly to equity		159,246	199,450	51,472	5,571

Income tax expense (benefit)	~~W~~	273,091	439,549	(133,448)	(183,920)

(*1)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

35. Income Tax Expense (Benefit), Continued

(2)	Profit (loss) before income taxes and income tax expense (benefit) for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017		2016
Profit (loss) before income taxes	~~W~~	1,712,657	(473,561)
Income taxes calculated using enacted tax rates		414,232	(114,371)
Adjustments:
Non-deductible losses and tax free gains		(58,569)	(80,324)
Non-recognition effect of deferred income taxes		112,675	(5,250)
Net adjustments for prior years		(27,261)	15,372
Others		(1,528)	653

		25,317	(69,549)

Income tax expense (benefit)	~~W~~	439,549	(183,920)

Effective tax rate(%)		25.66	—

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017
	June 30, 2017		Deferred tax assets (liabilities)	January 1, 2017	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Gains on valuation of available-for-sale financial assets	~~W~~	557,533	(177,999)	1,185,168	(378,378)	200,379
Exchange differences on translation of foreign operations		(19,988)	—	22,169	—	—
Losses on valuation of cash flow hedge		(10,091)	3,221	(13,000)	4,150	(929)
Remeasurements of defined benefit liabilities		19,128	(6,107)	19,128	(6,107)	—

	~~W~~	546,582	(180,885)	1,213,465	(380,335)	199,450

	2016
	June 30, 2016		Deferred tax assets (liabilities)	January 1, 2016	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Gains on valuation of available-for-sale financial assets	~~W~~	562,670	(179,636)	576,022	(183,898)	4,262
Exchange differences on translation of foreign operations		322	(103)	(330)	107	(210)
Losses on valuation of cash flow hedge		(22,654)	7,233	(17,902)	5,714	1,519
Remeasurements of defined benefit liabilities		11,400	(3,640)	11,400	(3,640)	—

	~~W~~	551,738	(176,146)	569,190	(181,717)	5,571

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

36. Earnings (Loss) per Share

(1) Basic earnings (loss) per share

The Bank’s basic earnings (loss) per share for the three-month and six-month periods ended June 30, 2017 and 2016 are computed as follows:

(i) Basic earnings (loss) per share

	June 30, 2017			June 30, 2016
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	582,946,421,590	1,273,107,907,882	(569,363,681,793)	(289,641,306,748)
Weighted-average number of ordinary shares outstanding (B)		3,529,498,889	3,519,117,006	3,447,079,768	3,447,079,768

Basic earnings (loss) per share (A/B) (in won)	~~W~~	165	362	(165)	(84)

(ii) Weighted-average number of ordinary shares outstanding

	2017
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,508,619,768	91	319,284,398,888
Increased paid-in capital (B)	50,000,000	38	1,900,000,000
Cumulative shares (C = A+B)			321,184,398,888

Weighted-average number of ordinary shares outstanding (C/91)			3,529,498,889

Six-month period ended:
Number of ordinary shares outstanding (A)	3,508,619,768	181	635,060,178,008
Increased paid-in capital (B)	50,000,000	38	1,900,000,000

Cumulative shares (C = A+B)			636,960,178,008

Weighted-average number of ordinary shares outstanding (C/181)			3,519,117,006

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

36. Earnings (Loss) per Share, Continued

	2016
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,447,079,768	91	313,684,258,888

Weighted-average number of ordinary shares outstanding (A/91)			3,447,079,768

Six-month period ended:
Number of ordinary shares outstanding (A)	3,447,079,768	182	627,368,517,776

Weighted-average number of ordinary shares outstanding (A/182)			3,447,079,768

(2) Diluted earnings (loss) per share

Diluted and basic earnings (loss) per share for the three-month and six-month periods ended June 30, 2017 and 2016 are equal because there is no potential dilutive instrument.

37. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017			December 31, 2016
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Available-for-sale financial assets(*1)	~~W~~	6,546,813	2,836,263	6,495,857	2,396,388

(*1)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

38. Guarantees and Commitments

Guarantees and commitments as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	375,774	656,295
Guarantees for bond issuance		1,653,734	1,727,380
Guarantees for loans		777,298	899,924
Acceptances for foreign loans		—	200
Letter of guarantee		53,738	46,599
Guarantees for on-lending debt		34,870	46,719
Others		5,798,537	6,723,376

		8,693,951	10,100,493

Unconfirmed acceptances and guarantees:
Letter of guarantee		2,158,402	2,368,186
Others		1,555,020	2,164,945

		3,713,422	4,533,131

Commitments:
Commitments on loans		4,580,475	5,098,833
Others		2,167,718	2,189,766

		6,748,193	7,288,599

Bills endorsed:
With recourse		8,165	1,475

	~~W~~	19,163,731	21,923,698

39. Day One Profit or Loss

Changes in deferred day one profit or loss for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017		2016
Beginning balance	~~W~~	1,155	2,507
New deferrals		5,797	(869)
Amortization		118	1,528
Others (transfer to other levels, etc.)		(1,427)	(3,110)

Ending balance	~~W~~	5,643	56

Deferred day one profit or loss arose from derivative financial instruments at level 3 on the fair value hierarchy.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

40. Trust Accounts

(1)	Trust accounts as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Accrued trust management fee	~~W~~	30,283	29,172
Deposits		34,788	44,702
Borrowings from trust accounts		979,414	659,568
Accrued interest on deposits		2,683	3,075

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2017 and 2016 are as follows:

	June 30, 2017		June 30, 2016
	Three-month period ended	Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~ 6,782	10,379	9,324	11,887
Interest expenses on deposits	(267)	(554)	(1,328)	(3,755)
Interest expenses of borrowings from Trust accounts	(3,684)	(6,083)	(3,366)	(7,743)

(3)	The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Principals guaranteed money trust	~~W~~	267,520	268,072
Principals and interest guaranteed money trust		228,267	227,960

	~~W~~	495,787	496,032

Principal of money trust	~~W~~	460,334	461,139
Income from trust deposits payable		35,453	34,893

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

41. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2017 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, Daewoo Shipbuilding & Marine Engineering Co., Ltd., KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, Korea Infrastructure Financing Co. and 3 others, KDB Value PEF VI, KDB Value PEF VII, KDB Venture M&A PEF, KDB Consus Value PEF, Components and Materials M&A PEF and 5 others, KDBC IP Investment Fund 2, KoFC-KDBC Pioneer Champ 2010-4 venture investment fund, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, Ubest 3rd Securitization Specialty Co., Ltd. and 6 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 42 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Appraisal Board, Korea Maritime Guarantee Insurance Co., Ltd., GM Korea Company, Hyundai Merchant Marine Co., Ltd. and 83 others, Korea Infrastructure Financing 2 Co., Troika Resources Investment PEF and 70 others, KoFC-KVIC Job Creation Fund II and 103 others
Others	Key management personnel

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

41. Related Party Transactions, Continued

(2)	Significant balances with related parties as of June 30, 2017 and December 31, 2016 are as follows:

	Account	June 30, 2017		December 31, 2016
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	152,149	134,072
	Allowance for loan losses		(42)	(37)
	Derivative financial assets		1,379	5,870
	Other assets		4	271
	Deposits		104	22
	Derivative financial liabilities		703	778
	Other liabilities		536	484
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		14,566	8,135
	Borrowings		—	4,800
	Other liabilities		1	—
KDB Ireland Ltd.	Loans		310,293	329,806
	Allowance for loan losses		(110)	(117)
	Derivative financial assets		1,967	2,905
	Other assets		407	368
	Derivative financial liabilities		384	649
KDB Bank Europe Ltd.	Cash and due from banks		384,071	402,077
	Loans		11,396	12,085
	Allowance for loan losses		(13)	(14)
	Derivative financial assets		622	242
	Other assets		496	466
	Derivative financial liabilities		944	2,963
Banco KDB Do Brazil S.A.	Cash and due from banks		113,960	120,850
	Loans		113,960	120,850
	Allowance for loan losses		(127)	(135)
	Other assets		127	117
KDB Asia Ltd.	Cash and due from banks	~~W~~	296,296	234,010
	Loans		113,960	48,340
	Allowance for loan losses		(13)	(5)
	Derivative financial assets		164	274
	Other assets		394	355
	Deposits		2	2
	Derivative financial liabilities		54	32
KDB Value PEF VI	Loans		1,343,157	1,542,812
	Allowance for loan losses		(1,484)	(1,209)
	Derivative financial assets		15,233	25,349
	Other assets		21,647	22,096
	Allowance of other assets		(17)	(16)
	Deposits		69,002	28,242
	Borrowings		5,762	25,762
	Derivative financial liabilities		19,848	36,405
	Other liabilities		36	92
	Other provisions		360	17

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

41. Related Party Transactions, Continued

	Account	June 30, 2017		December 31, 2016
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Securities		15,066	42,889
	Loans		1,874,881	2,259,681
	Allowance for loan losses		(430,015)	(564,172)
	Derivative financial assets		85,962	231,656
	Other assets		3,108	2,856
	Deposits		672,840	488,196
	Derivative financial liabilities		33,303	1,579
	Other liabilities		2,975	2,566
	Other provisions		565,828	499,491
Others	Securities		71,212	222,392
	Loans		449,205	234,205
	Allowance for loan losses		(4,499)	(1,821)
	Derivative financial assets		38,029	119,063
	Other assets		6,335	6,655
	Allowance of other assets		(7)	(3)
	Deposits		23,972	25,605
	Derivative financial liabilities		2,430	2
	Other liabilities		539	558
	Other provisions		1,018	1,388
Associates:
Korea Electric Power Co., Ltd.	Securities	~~W~~	117,945	171,575
	Loans		93,827	125,666
	Allowances for loan losses		(35)	(42)
	Derivative financial assets		10,307	2,856
	Other assets		195	288
	Deposits		14,352	137,016
	Borrowings		75,507	55,899
	Derivative financial liabilities		6,916	23,595
	Other liabilities		32	687
	Other provisions		9	8
Others	Securities		—	4,813
	Loans		3,123,593	3,312,375
	Allowances for loan losses		(452,857)	(641,085)
	Derivative financial assets		1,135	7,857
	Other assets		15,315	10,970
	Deposits		1,288,177	1,281,598
	Derivative financial liabilities		1,439	13,051
	Other liabilities		8,874	2,120
	Other provisions		101,738	97,252

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

41. Related Party Transactions, Continued

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2017 and 2016 are as follows:

	Account	2017		2016
Subsidiaries:
Mirae Asset Daewoo Co., Ltd.(*1)	Dividend income	~~W~~	—	46,359
	Fees and commission income, other income		—	97,438
	Interest expenses		—	(3,653)
	Other operating expenses		—	(98,724)
KDB Capital Corporation	Interest income		344	203
	Dividend income		35,225	31,062
	Fees and commission income, other income		2,754	2,932
	Provision for loan losses		(66)	(2)
	Other operating expenses		(7,953)	(4,327)
Multi Asset Global Investments Co., Ltd.(*1)	Dividend income		—	389
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		6,716	5,319
	Fees and commission income, other income		13	5
	Interest expenses		(9)	(12)
KDB Ireland Ltd.	Interest income	~~W~~	1,840	1,328
	Reversal of allowance for loan losses		21	90
	Fees and commission income, other income		630	1,317
	Provision for loan losses		(11)	(76)
	Other operating expenses		(164)	(768)
KDB Bank Europe Ltd.	Interest income		2,906	2,836
	Fees and commission income, other income		1,992	170
	Provision for loan losses		—	(2)
	Other operating expenses		(967)	(1,688)
Banco KDB Do Brazil S.A.	Interest income		1,329	1,341
	Reversal of allowance for loan losses		63	21
	Provision for loan losses		—	(32)
	Other operating expenses		(7)	(116)
KDB Asia Ltd.	Interest income		1,948	1,181
	Reversal of allowance for loan losses		39	31
	Fees and commission income, other income		626	821
	Provision for loan losses		(41)	(18)
	Other operating expenses		(935)	(599)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

41. Related Party Transactions, Continued

	Account	2017		2016
KDB Value PEF VI	Interest income		24,768	24,502
	Fees and commission income, other income		27,670	20,920
	Interest expenses		(119)	—
	Other operating expenses		(18,474)	(6,759)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		38,705	43,498
	Reversal of allowance for loan losses		134,306	3,581
	Fees and commission income, other income		16,802	30,844
	Interest expenses		(2,167)	(2,337)
	Provision for loan losses		—	(471,482)
	Other operating expenses		(313,732)	(467,689)
Others	Interest income	~~W~~	7,969	9,435
	Dividend income		43,786	32,936
	Reversal of allowance for loan losses		2,311	3,240
	Fees and commission income, other income		28,422	16,301
	Interest expenses		(40)	(92)
	Provision for loan losses		(4,383)	(2,095)
	Other operating expenses		(114,892)	(22,438)
Associates:
Korea Electric Power Co., Ltd.	Interest income		3,160	4,435
	Dividend income		418,246	654,829
	Reversal of allowance for loan losses		3	—
	Fees and commission income, other income		19,482	8,597
	Interest expenses		(751)	(767)
	Provision for loan losses		—	(5)
	Other operating expenses		(2,233)	(3,687)
Korea Aerospace Industries Co., Ltd.(*1)	Interest income		—	1,857
	Dividend income		—	10,298
	Fees and commission income, other income		—	421,394
	Interest expenses		—	(22)
	Provision for loan losses		—	(105)
	Other operating expenses		—	(625)
Others	Interest income		117,500	70,423
	Dividend income		65,123	134,884
	Fees and commission income, other income		136,412	55,956
	Interest expenses		(5,492)	(3,436)
	Provision for loan losses		(166,846)	(234,249)
	Other operating expenses		(49,713)	(69,461)

		~~W~~	452,116	345,507

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

41. Related Party Transactions, Continued

(*1)	The Bank lost control or significant influence for the period ended June 30, 2016.

(4)	Details of guarantees and commitments to the related parties as of June 30, 2017 and December 31, 2016 are as follows:

	Account	June 30, 2017		December 31, 2016
Subsidiaries:
KDB Value VI PEF	Confirmed acceptances and guarantees	~~W~~	182,598	210,492
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		2,347,999	2,651,426
	Unconfirmed acceptances and guarantees		961,176	1,418,367
Others	Loan commitments		263,400	439,300
Associates:
Others	Confirmed acceptances and guarantees		420,246	527,923
	Unconfirmed acceptances and guarantees		155,004	180,042
	Loan commitments		231,724	258,519

		~~W~~	4,562,147	5,686,069

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017		2016
Short-term employee benefits	~~W~~	287	402
Post-employment benefits		—	3

	~~W~~	287	405

(6)	No asset pledged as collaterals to the related parties as of June 30, 2017 and December 31, 2016 exists and details of assets pledged as collaterals from the related parties as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Carrying amounts		Amounts collateralized	Security provider
Securities denominated in foreign currencies	~~W~~	55,590	53,789	KDB Ireland Ltd.

	December 31, 2016
	Carrying amounts		Amounts collateralized	Security provider
Securities denominated in foreign currencies	~~W~~	57,021	55,591	KDB Ireland Ltd.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

42. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of June 30, 2017 and 2016 are as follows:

	June 30, 2017		June 30, 2016
Cash and due from banks:
Cash and foreign currencies	~~W~~	69,628	69,162
Due from banks in Korean won		2,038,169	541,455
Due from banks in foreign currencies		3,334,331	3,001,732

		5,442,128	3,612,349

Less: Restricted due from banks, others		(3,450,333)	(1,929,648)
Add: Financial instruments reaching maturity within three months from date of acquisition
Financial assets held for trading:
Government and public bonds		60,328	176,832
Loans:
Call-loans		3,671,004	6,729,234
Inter-bank loans		914,725	972,548

		4,585,729	7,701,782

		4,646,057	7,878,614

	~~W~~	6,637,852	9,561,315

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017		2016
Decrease in loans due to write-offs	~~W~~	57,073	351,994
Increase in available-for-sale financial assets due to debt-to-equity swap		45,369	27,722
Increase of available-for-sale financial assets due to the contribution from the government		250,000	—
Decrease in accumulated other comprehensive income due to securities valuation		(828,014)	(17,614)
Deferred income tax effect due to securities valuation		200,379	4,262
Reclassification of investments in subsidiaries and associates to available-for-sale financial assets		1,200	11,541
Transfer from investment property to property and equipment		320	—
Transfer from property and equipment to investment property		—	6,748

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

43. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements sold and loaned debt securities that do not qualify for derecognition as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017			December 31, 2016
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	3,324,012	1,889,997	2,663,139	1,535,825

44. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	1,344,311	271,398	—	1,615,709
Available-for-sale financial assets		3,040,379	17,148,762	13,569,204	33,758,345
Derivative financial assets		1,747	3,950,866	261,348	4,213,961

	~~W~~	4,386,437	21,371,026	13,830,552	39,588,015

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,786,805	—	1,786,805
Derivative financial liabilities		4,550	3,643,567	1,869	3,649,986

	~~W~~	4,550	5,430,372	1,869	5,436,791

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2016
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	1,063,256	726,043	—	1,789,299
Available-for-sale financial assets		4,269,001	20,441,636	11,969,493	36,680,130
Derivative financial assets		104	6,171,456	146,513	6,318,073

	~~W~~	5,332,361	27,339,135	12,116,006	44,787,502

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,893,077	—	1,893,077
Derivative financial liabilities		1,265	6,386,577	14,690	6,402,532

	~~W~~	1,265	8,279,654	14,690	8,295,609

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017
	Financial assets				Financial liabilities
	Available-for-sale financial assets		Derivative financial assets	Total	Derivative financial liabilities
January 1, 2017	~~W~~	11,969,493	146,513	12,116,006	14,690
Profit or loss		(36,344)	114,196	77,852	1,869
Other comprehensive income		104,695	—	104,695	—
Acquisition / Issue		1,629,228	6,909	1,636,137	—
Sale / Settlement		(86,653)	(6,270)	(92,923)	—
Transfer out (*1)		(11,215)	—	(11,215)	(14,690)

June 30, 2017	~~W~~	13,569,204	261,348	13,830,552	1,869

	2016
	Financial assets				Financial liabilities
	Available- for-sale financial assets		Derivative financial assets	Total	Financial liabilities designated at FVTPL	Derivative financial liabilities	Total
January 1, 2016	~~W~~	11,087,560	73,876	11,161,436	3,179	88,363	91,542
Profit or loss		(26,066)	(26,700)	(52,766)	—	(72,071)	(72,071)
Other comprehensive loss		(87,361)	—	(87,361)	—	—	—
Acquisition / Issue		1,001,487	39,246	1,040,733	—	265,548	265,548
Sale / Settlement		(225,543)	(14,542)	(240,085)	(3,179)	(2,022)	(5,201)
Transfer out (*1)		(1,819)	(35,800)	(37,619)	—	(119,182)	(119,182)

June 30, 2016	~~W~~	11,748,258	36,080	11,784,338	—	160,636	160,636

(*1)	When significant inputs become observable market data, the level 3 financial instruments are transferred to other levels.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(iii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2017 and December 31, 2016 are as follows:

	Valuation technique	Input
Financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate,
Currency forwards and swaps	Black-Scholes model,	exchange rate,
Currency options	Modified Black model,	volatility,
Commodities options	Formula model	commodity index, etc.
Financial liabilities designated at FVTPL:
Debentures	Discounted cash flow method	Discount rate

(iv)	Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2017 and December 31, 2016 are as follows:

June 30, 2017
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	3.05 ~ 18.09
	method, Relative value	Growth rate	—
	approach, Net asset	Rate of increase in
	value approach	liquidation value	—
Rate of increase in
		property disposal price	—
Discount rate of rent
		cash flow	6.85 ~ 9.22
		Volatility	13.47 ~ 22.54
Derivatives financial assets:
Interest rate swaps	Discounted cash flow	Volatility	23.50 ~ 28.60
		Correlation coefficient	(-)0.47 ~ 0.96
Interest rate options	Modified Black model	Volatility	23.50 ~ 28.60
Stock index options	Black-Scholes model	Volatility	10.10 ~ 20.00
Equity options	Finite difference method	Volatility	16.62 ~ 57.31
		Correlation coefficient	(-)0.11 ~ 0.75

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2016
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	3.26 ~ 20.60
	method, Relative value	Growth rate	—
	approach, Net asset	Rate of increase in
	value approach	liquidation value	—
Rate of increase in
		property disposal price	—
Discount rate of rent
		cash flow	8.27 ~ 8.89
		Volatility	18.12 ~ 28.06
Derivative financial instruments:
Interest rate swaps	Discounted cash flow	Volatility	26.30 ~ 33.10
	method	Correlation coefficient	(-)0.58 ~ 0.96
Interest rate options	Modified Black model	Volatility	26.30 ~ 33.10
Stock index options	Black-Scholes model	Volatility	9.20 ~ 21.70
Equity options	Finite difference method	Volatility	15.74 ~ 74.16
		Correlation coefficient	(-)0.02 ~ 0.80

(v)	The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2017 and December 31, 2016 is as follows:

	June 30, 2017
	Profit(loss) for the period			Other comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale financial assets(*1)	~~W~~	—	—	1,328,318	(345,916)
Derivatives financial instruments(*2)		14,780	(56,383)	—	—

	~~W~~	14,780	(56,383)	1,328,318	(345,916)

	December 31, 2016
	Profit (loss) for the year			Other comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale equity securities(*1)	~~W~~	—	—	1,296,266	(342,805)
Derivatives financial instruments(*2)		10,786	(9,192)	—	—

	~~W~~	10,786	(9,192)	1,296,266	(342,805)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(*1)	Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates (-1~1%) and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons.
(*2)	Sensitivity amounts of derivatives financial instruments and financial liabilities designated at FVTPL are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments disclosed by fair value

(i)	The fair value hierarchy of financial instruments disclosed by fair value as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	~~W~~	1,991,795	3,450,333	—	5,442,128
Held-to-maturity financial assets		2,962	11,426	—	14,388
Loans(*1)		—	3,671,004	137,485,221	141,156,225
Other financial assets(*1)		—	10,313,112	885,068	11,198,180

	~~W~~	1,994,757	17,445,875	138,370,289	157,810,921

Financial liabilities:
Deposits(*1)	~~W~~	—	1,485,253	35,884,505	37,369,758
Borrowings(*1)		—	2,068,831	18,860,110	20,928,941
Debentures		—	117,623,182	—	117,623,182
Other financial liabilities(*1)		—	9,295,508	3,216,255	12,511,763

	~~W~~	—	130,472,774	57,960,870	188,433,644

	December 31, 2016
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	~~W~~	3,942,904	2,764,815	—	6,707,719
Held-to-maturity financial assets		3,957	12,135	—	16,092
Loans(*1)		—	4,772,401	135,360,423	140,132,824
Other financial assets(*1)		—	5,488,152	737,914	6,226,066

	~~W~~	3,946,861	13,037,503	136,098,337	153,082,701

Financial liabilities:
Deposits(*1)	~~W~~	—	1,397,243	36,309,655	37,706,898
Borrowings(*1)		—	4,050,754	19,660,704	23,711,458
Debentures		—	118,396,201	—	118,396,201
Other financial liabilities(*1)		—	4,469,999	2,529,908	6,999,907

	~~W~~	—	128,314,197	58,500,267	186,814,464

(*1)	For financial instruments categorized as level 2, the carrying amount is considered a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

44. Fair Value of Financial Assets and Liabilities, Continued

(ii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and 3 of the fair value hierarchy of financial instruments disclosed by fair value as of June 30, 2017 and December 31, 2016 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Held-to-maturity financial assets	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

45. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loans and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	1,991,795	—	—	—	—	3,450,333	—	—	5,442,128
Financial assets held for trading		60,328	1,555,381	—	—	—	—	—	—	1,615,709
Available-for- sale financial assets		—	—	—	33,758,345	—	—	—	—	33,758,345
Held-to-maturity financial assets		—	—	—	—	14,191	—	—	—	14,191
Loans		4,585,729	—	—	—	—	134,444,329	—	—	139,030,058
Derivative financial assets		—	3,513,636	—	—	—	—	—	700,325	4,213,961
Other financial assets		—	—	—	—	—	11,196,252	—	—	11,196,252

	~~W~~	6,637,852	5,069,017	—	33,758,345	14,191	149,090,914	—	700,325	195,270,644

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,786,805	—	—	—	—	—	1,786,805
Deposits		—	—	—	—	—	—	37,344,487	—	37,344,487
Borrowings		—	—	—	—	—	—	20,842,594	—	20,842,594
Debentures		—	—	—	—	—	—	116,670,570	—	116,670,570
Derivative financial liabilities		—	3,117,332	—	—	—	—	—	532,654	3,649,986
Other financial liabilities		—	—	—	—	—	—	12,516,140	—	12,516,140

	~~W~~	—	3,117,332	1,786,805	—	—	—	187,373,791	532,654	192,810,582

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

45. Categories of Financial Assets and Liabilities, Continued

	December 31, 2016
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loans and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	3,942,904	—	—	—	—	2,764,815	—	—	6,707,719
Financial assets held for trading		20,083	1,769,216	—	—	—	—	—	—	1,789,299
Available-for- sale financial assets		—	—	—	36,680,130	—	—	—	—	36,680,130
Held-to-maturity financial assets		—	—	—	—	15,867	—	—	—	15,867
Loans		5,127,862	—	—	—	—	132,613,010	—	—	137,740,872
Derivative financial assets		—	5,704,728	—	—	—	—	—	613,345	6,318,073
Other financial assets		—	—	—	—	—	6,212,830	—	—	6,212,830

	~~W~~	9,090,849	7,473,944	—	36,680,130	15,867	141,590,655	—	613,345	195,464,790

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,893,077	—	—	—	—	—	1,893,077
Deposits		—	—	—	—	—	—	37,677,803	—	37,677,803
Borrowings		—	—	—	—	—	—	23,599,957	—	23,599,957
Debentures		—	—	—	—	—	—	117,186,901	—	117,186,901
Derivative financial liabilities		—	5,368,664	—	—	—	—	—	1,033,868	6,402,532
Other financial liabilities		—	—	—	—	—	—	6,999,884	—	6,999,884

	~~W~~	—	5,368,664	1,893,077	—	—	—	185,464,545	1,033,868	193,760,154

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

46. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	4,213,961	—	4,213,961	2,806,003	10,484	1,397,474
Unsettled spot exchange receivables(*1)		8,890,410	—	8,890,410	8,886,815	—	3,595
Unsettled domestic exchange receivables		2,808,788	1,378,267	1,430,521	—	—	1,430,521
Security pledged as collateral for repurchase agreements		3,324,012	—	3,324,012	1,889,997	—	1,434,015
Reverse repurchase agreements		551,828	—	551,828	551,828	—	—
Receivables from securities transaction		159,389	—	159,389	159,389	—	—

	~~W~~	19,948,388	1,378,267	18,570,121	14,294,032	10,484	4,265,605

	June 30, 2017
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*1)	~~W~~	3,649,986	—	3,649,986	2,823,109	—	826,877
Unsettled spot exchange payables(*1)		8,890,951	—	8,890,951	8,886,815	—	4,136
Unsettled domestic exchange payables		1,790,648	1,378,267	412,381	—	—	412,381
Repurchase agreements		1,889,997	—	1,889,997	1,889,997	—	—
Payables from securities transaction		173,961	—	173,961	173,961	—	—

	~~W~~	16,395,543	1,378,267	15,017,276	13,773,882	—	1,243,394

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

46. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2016
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	6,318,073	—	6,318,073	3,395,332	—	2,922,741
Unsettled spot exchange receivables(*1)		4,187,417	—	4,187,417	4,186,354	—	1,063
Unsettled domestic exchange receivables		2,593,428	1,282,175	1,311,253	—	—	1,311,253
Security pledged as collateral for repurchase agreements		2,663,139	—	2,663,139	1,535,825	—	1,127,314
Reverse repurchase agreements		554,855	—	554,855	554,855	—	—
Receivables from securities transaction		17,038	—	17,038	17,038	—	—

	~~W~~	16,333,950	1,282,175	15,051,775	9,689,404	—	5,362,371

	December 31, 2016
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amounts
					Financial instruments	Cash collateral pledged
Derivative financial liabilities(*1)	~~W~~	6,402,532	—	6,402,532	3,773,532	—	2,629,000
Unsettled spot exchange payables(*1)		4,187,232	—	4,187,232	4,186,354	—	878
Unsettled domestic exchange payables		1,575,478	1,282,175	293,303	—	—	293,303
Repurchase agreements		1,535,825	—	1,535,825	1,535,825	—	—
Payables from securities transaction		6,345	—	6,345	6,345	—	—

	~~W~~	13,707,412	1,282,175	12,425,237	9,502,056	—	2,923,181

(*1)	For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

47. Operating Segments

(1)	The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies.

The following summary describes general information about each of the Bank’s reportable segments:

Business	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	395,559	1,580,772	16,673	(154,855)	1,838,149
Operating income (loss) from intersegment sales		(4,567)	(319,587)	—	324,154	—

	~~W~~	390,992	1,261,185	16,673	169,299	1,838,149

	2016
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	148,339	(317,073)	16,364	(690,215)	(842,585)
Operating income (loss) from intersegment sales		(87,930)	(600,030)	—	687,960	—

	~~W~~	60,409	(917,103)	16,364	(2,255)	(842,585)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

47. Operating Segments, Continued

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2017 and 2016 are as follows:

	2017
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	799,309	(178,474)	8,757	66,654	696,246
Non-interest income related to securities(*1)		(8,222)	760,116	—	12,875	764,769
Other non-interest income		116,085	846,040	12,378	87,539	1,062,042

		107,863	1,606,156	12,378	100,414	1,826,811
Provision for loan losses and others(*2)		(269,393)	(121,466)	—	4,461	(386,398)
General and administrative expenses		(246,787)	(45,031)	(4,462)	(2,230)	(298,510)

Operating income	~~W~~	390,992	1,261,185	16,673	169,299	1,838,149

	2016
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	797,845	(105,024)	6,650	37,344	736,815
Non-interest income related to securities(*1)		203,446	12,720	—	29,527	245,693
Other non-interest income		156,660	1,415,162	14,095	(56,742)	1,529,175

		360,106	1,427,882	14,095	(27,215)	1,774,868
Provision for loan losses and others(*2)		(849,447)	(2,194,878)	—	(8,133)	(3,052,458)
General and administrative expenses		(248,095)	(45,083)	(4,381)	(4,251)	(301,810)

Operating income	~~W~~	60,409	(917,103)	16,364	(2,255)	(842,585)

(*1)	Income related to securities is composed of net gain (loss) on financial assets held for trading and available-for-sale financial assets.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

(4)	Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2017 and 2016 and the geographical non-current asset information as of June 30, 2017 and December 31, 2016 are as follows:

	Revenues(*1)			Non-current assets(*2)
	2017		2016	June 30, 2017	December 31, 2016
Domestic	~~W~~	13,829,338	11,104,812	23,965,162	23,492,323
Overseas		394,870	456,645	5,947	6,931

	~~W~~	14,224,208	11,561,457	23,971,109	23,499,254

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

47. Operating Segments, Continued

(*1)	Revenues consist of interest income, fees and commission income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.
(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

48. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management, and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and five other commissioners including the CEO of the Bank. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee and Risk Management Practice Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments., and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

The Bank’s Risk Management Practice Committee is composed of the planning department’s leaders of main business segments. The Risk Management Practice Committee exercises its role to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the period ended June 30, 2017, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2017

•	Submission of application for approval of changes due to redevelopment of Corporate Credit Rating System to Financial Supervisory Service

•	Major reporting

•	Result of preliminary verification of suitability for the redeveloped Corporate Credit Rating System

•	The plan for improvement of industrial portfolio management

•	The result of internal capital allocation for 2017

•	The result of assessment of suitability for internal capital in 2016

•	Decision of Credit Committee on the quarterly basis, etc.

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•

Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, parallel run of IFRS 9 accounting system with the current IAS 39 accounting system for mandatory implementation of IFRS 9 in January 2018

(vi) Risk management reporting and measuring system

The Bank endeavors consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010 Mar. 2012	Calculate corporate credit rating Corporate credit rating system build- up based on K-IFRS
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limits and calculate Market VaR
Interest/Liquidity Risk Management System	OFSA Fermat	Feb. 2006 Mar. 2014	Calculate repricing gap, duration gap, VaR and EaR
Operational Risk Management System	Standardized Approach AMA	May. 2006 May. 2009	Manage process and calculate CSA, KRI and OPVaR Pre-operate the AMA

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

Application system	Approach	Completion date	Major function
BIS Capital Ratio Calculation System	Fermat Ray	Sep. 2006 Dec. 2013	Calculate equity and credit risk- weighted assets
Loan Loss Allowance Calculation System	IAS 39 IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected credit loss model (Implemented in 2018)

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

In addition, the Bank is responding to revised standards such as capital requirements for banks’ equity investments in funds, which will take effect in 2017, and the Standardised Approach for measuring counterparty credit risk (SA-CCR), which will take effect in 2018.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

assumes the macroeconomic situation as four stages of ‘normal-aggravation-pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy

Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the

Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently, and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Under the early warning system, a borrower that is highly likely to be insolvent is classified as an early warning borrower or a precautionary borrower. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

Details of loans as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017		December 31, 2016
Neither past due nor impaired	~~W~~	137,449,554	135,713,296
Past due but not impaired		132,497	110,074
Impaired		4,670,186	5,497,791

		142,252,237	141,321,161
Allowance for loan losses		(2,983,871)	(3,313,404)
Present value discount		(243,462)	(269,116)
Deferred loan origination costs and fees		5,154	2,231

Net value	~~W~~	139,030,058	137,740,872

Ratio of allowance for loan losses to total loans		2.10%	2.34%

Loans that are neither past due nor impaired as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Loans in Korean won				Other loans
	Loans for working capital	Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
AAA ~ B-	~~W~~ 43,673,953	48,569,051	4,340,923	25,461,686	1,227,177	9,855,876	133,128,666
CCC ~ CC	1,824,953	324,529	—	1,451,100	506,007	214,299	4,320,888
C ~ D	—	—	—	—	—	—	—

	~~W~~45,498,906	48,893,580	4,340,923	26,912,786	1,733,184	10,070,175	137,449,554

	December 31, 2016
	Loans in Korean won				Other loans
	Loans for working capital	Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
AAA ~ B-	~~W~~ 41,669,296	49,112,728	4,323,484	24,943,999	1,414,037	10,323,134	131,786,678
CCC ~ CC	1,308,981	224,566	—	1,423,125	506,130	463,816	3,926,618
C ~ D	—	—	—	—	—	—	—

	~~W~~42,978,277	49,337,294	4,323,484	26,367,124	1,920,167	10,786,950	135,713,296

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

Loans that are past due but not impaired as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Within 30 days	~~W~~	25,655	43,318	3,113	23,892	1,500	12,182	109,660
30 ~ 60 days		5,885	13,499	227	16	2,000	—	21,627
60 ~ 90 days		290	920	—	—	—	—	1,210

	~~W~~	31,830	57,737	3,340	23,908	3,500	12,182	132,497

	December 31, 2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Within 30 days	~~W~~	19,149	37,063	4,749	20,905	—	27	81,893
30 ~ 60 days		3,049	6,102	101	—	10,310	—	19,562
60 ~ 90 days		397	7,947	22	—	—	253	8,619

	~~W~~	22,595	51,112	4,872	20,905	10,310	280	110,074

Impaired loans as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total

Impaired loans:
Individual	~~W~~	1,962,193	1,108,645	—	481,581	406,563	447,177	4,406,159
Collective		114,390	56,924	4,760	68,021	9,160	10,772	264,027

	~~W~~	2,076,583	1,165,569	4,760	549,602	415,723	457,949	4,670,186

	December 31, 2016
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total

Impaired loans:
Individual	~~W~~	2,243,062	1,075,058	—	776,764	408,473	689,485	5,192,842
Collective		149,618	59,379	2,459	65,807	2,255	25,431	304,949

	~~W~~	2,392,680	1,134,437	2,459	842,571	410,728	714,916	5,497,791

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.00%	0.00%	20.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%	350.00%
B+ ~ B-	150.00%	100.00%	100.00%	Deducted from Equity (1,250%)
Below B-	150.00%	150.00%	150.00%	“
Unrated	100.00%	100.00%	100.00%	“

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2016.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS permanently, and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

The Standard Approach is applied to special finance, non-residents, non-banking financial institutions currently, and will be replaced by the Internal Ratings-Based Approach in the future.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent SA	—Countries, public institutions and banks
	SA (*1)	—Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		—Corporate, small and medium enterprises, asset securitization (at each credit level) and equity
Application of IRB by phase		—Special lending, non-residence, non-bank financial institutions

(*1)	The Standardized Approach is applied, pursuant to prior consultation with the FSS, in the case the credit risk-weighted assets of a specific business segment are less than 15% of the entire credit risk-weighted assets.

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Exposure after credit risk mitigation by asset type as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	13,870,289	—	13,870,289
Bank		18,270,535	—	18,270,535
Corporate		132,275,900	(318,880)	131,957,020
Stock		29,558,345	—	29,558,345
Indirect investments		10,205,004	(1,509,320)	8,695,684
Asset securitization		4,727,695	—	4,727,695
Over-the-counter derivatives		9,841,051	(5,755,372)	4,085,679
Retail assets		2,294,460	(14,927)	2,279,533
Others		50,961,474	(485,061)	50,476,413

	~~W~~	272,004,753	(8,083,560)	263,921,193

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

	December 31, 2016
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	14,368,761	—	14,368,761
Bank		19,094,357	—	19,094,357
Corporate		134,968,173	(373,757)	134,594,416
Stock		31,017,838	—	31,017,838
Indirect investments		4,997,605	—	4,997,605
Asset securitization		5,485,028	—	5,485,028
Over-the-counter derivatives		11,149,751	(5,693,790)	5,455,961
Retail assets		2,475,355	(7,186)	2,468,169
Others		45,113,990	(601,491)	44,512,499

	~~W~~	268,670,858	(6,676,224)	261,994,634

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D).

Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the same grade. Thus, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit process control structure

According to the Principle of Checks and Balances, the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Consulting Service Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,249,702	182,302	327,359	552,371	3,311,734
Available-for-sale financial assets:
Bonds (excluding government bonds)		9,871,319	701,851	640,758	305,209	11,519,137
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	11,426	11,426
Loans		133,043,121	762,134	753,097	4,676,029	139,234,381
Derivative financial assets		695,398	3,256	—	2,105	700,759
Other assets		11,334,919	23,275	12,619	85,269	11,456,082

		157,194,459	1,672,818	1,733,833	5,632,409	166,233,519

Guarantees		12,026,506	—	230,158	158,874	12,415,538
Commitments		6,106,959	86,145	139,141	415,948	6,748,193

		18,133,465	86,145	369,299	574,822	19,163,731

	~~W~~	175,327,924	1,758,963	2,103,132	6,207,231	185,397,250

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

	December 31, 2016
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	3,773,656	107,417	218,332	729,130	4,828,535
Available-for-sale financial assets:
Bonds (excluding government bonds)		11,709,024	721,151	677,401	347,733	13,455,309
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	12,135	12,135
Loans		131,765,403	815,448	782,621	4,598,044	137,961,516
Derivative financial assets		606,238	6,534	—	1,062	613,834
Other assets		6,330,606	15,805	9,617	80,940	6,436,968

		154,184,927	1,666,355	1,687,971	5,769,044	163,308,297

Guarantees		14,220,608	—	229,697	184,794	14,635,099
Commitments		6,677,563	49,998	160,787	400,251	7,288,599

		20,898,171	49,998	390,484	585,045	21,923,698

	~~W~~	175,083,098	1,716,353	2,078,455	6,354,089	185,231,995

Industry information of credit exposure as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	2,763,690	548,044	3,311,734
Available-for-sale financial assets:
Bonds (excluding government bonds)		3,033,198	7,109,662	1,376,277	11,519,137
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	11,426	—	11,426
Loans		64,364,121	63,528,144	11,342,116	139,234,381
Derivative financial assets		—	700,759	—	700,759
Other assets		128,234	194,644	11,133,204	11,456,082

		67,525,553	74,308,325	24,399,641	166,233,519

Guarantees		9,833,066	1,947,470	635,002	12,415,538
Commitments		509,371	6,059,928	178,894	6,748,193

		10,342,437	8,007,398	813,896	19,163,731

	~~W~~	77,867,990	82,315,723	25,213,537	185,397,250

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

	December 31, 2016
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	4,414,596	413,939	4,828,535
Available-for-sale financial assets:
Bonds (excluding government bonds)		3,309,835	8,621,033	1,524,441	13,455,309
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	12,135	—	12,135
Loans		64,267,161	62,661,748	11,032,607	137,961,516
Derivative financial assets		—	613,834	—	613,834
Other assets		133,858	183,190	6,119,920	6,436,968

		67,710,854	76,506,536	19,090,907	163,308,297

Guarantees		11,913,529	1,981,975	739,595	14,635,099
Commitments		542,435	6,555,462	190,702	7,288,599

		12,455,964	8,537,437	930,297	21,923,698

	~~W~~	80,166,818	85,043,973	20,021,204	185,231,995

Credit exposures of due from banks and debt securities by credit rating as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	102,995	2,127,394	—	2,230,389
A+ ~ A-		1,796,685	3,470,858	—	5,267,543
BBB+ ~ BB-		862,179	4,048,160	11,426	4,921,765
Below BB-		—	93,095	—	93,095
Unrated		549,875	1,779,630	—	2,329,505

	~~W~~	3,311,734	11,519,137	11,426	14,842,297

	December 31, 2016
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	852,572	2,462,574	—	3,315,146
A+ ~ A-		2,607,700	3,651,222	—	6,258,922
BBB+ ~ BB-		998,717	5,652,769	—	6,651,486
Below BB-		—	185,646	—	185,646
Unrated		369,546	1,503,098	12,135	1,884,779

	~~W~~	4,828,535	13,455,309	12,135	18,295,979

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings, qualifying non-controlling interests in subsidiaries, and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2017 and December 31, 2016 are as follows:

BIS capital adequacy ratio

	June 30, 2017		December 31, 2016
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	30,536,701	28,569,965
Additional Tier 1 capital		4,323	9,021

		30,541,024	28,578,986
Tier 2 capital		4,509,463	4,648,003

	~~W~~	35,050,487	33,226,989

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	219,894,023	216,315,301
Market risk-weighted assets		3,159,693	2,685,966
Operational risk-weighted assets		5,024,148	4,659,937

	~~W~~	228,077,864	223,661,204

BIS capital adequacy ratio (A/B):		15.37%	14.86%
Tier 1 capital ratio:		13.39%	12.78%
Common Equity Tier 1 ratio		13.39%	12.77%
Additional Tier 1 capital ratio		0.00%	0.01%
Tier 2 capital ratio		1.98%	2.08%

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

Equity capital based on BIS

	June 30, 2017		December 31, 2016
Tier 1 capital (A=C+D):
Common Equity Tier 1 (C)
Capital stock	~~W~~	17,793,099	17,543,099
Capital surplus, etc.		1,544,475	1,546,046
Retained earnings		11,175,302	8,751,785
Non-controlling interests		3,536	3,536
Accumulated other comprehensive income		281,235	838,808
Common stock deductibles		(260,946)	(113,309)

		30,536,701	28,569,965
Additional Tier 1 capital (D)
Non-controlling interests		4,323	9,021

		30,541,024	28,578,986

Tier 2 capital (B):
Allowance for doubtful accounts, etc.		319,135	699,600
Qualified capital securities		2,900,000	2,400,000
Non-qualified capital securities		1,290,298	1,548,358
Non-controlling interests		30	45

		4,509,463	4,648,003

Equity capital (A+B)	~~W~~	35,050,487	33,226,989

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

Trading position includes securities, foreign exchange position, and derivatives which are traded for short-term profits.

Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (stock price, interest rate, foreign exchange rate and option). The trading department regulates and operates terms of stop loss and investment limits.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used for risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used to calculate the required capital from market risk and the internal model is used to manage risks internally.

Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored daily.

In the implementation of the stress test, the Bank applies three scenarios based on the fluctuation of market index that occurred at the time of the historical events that resulted in the significant shock such as the IMF crisis and the 9/11 attacks. The stress test is implemented by the system daily to provide for crisis occurrences. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, precrisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the back testing that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

VaR of trading position

The Bank’s VaR of trading position as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Average		Max	Min	June 30, 2017
Interest rate	~~W~~	5,198	6,203	2,430	3,789
Stock price		455	899	149	357
Foreign exchange rate		1,628	4,194	663	4,194
Option		1,207	1,519	491	1,311
Diversification effect		(2,988)	(5,378)	(438)	(3,246)

	~~W~~	5,500	7,437	3,295	6,405

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

	December 31, 2016
	Average		Max	Min	December 31, 2016
Interest rate	~~W~~	4,219	6,190	2,079	5,120
Stock price		566	1,290	70	193
Foreign exchange rate		1,604	9,342	349	4,255
Option		677	2,361	136	662
Diversification effect		(1,443)	(9,949)	659	(4,072)

	~~W~~	5,623	9,234	3,293	6,158

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the FERMAT and are monthly reported to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on consolidated basis are calculated using the Standardized Approach to retain the consistency in the methods used by the Bank and its subsidiaries.

VaR/EaR of non-trading positions

The Bank’s interest rate VaR and EaR of non-trading positions as of June 30, 2017 and December 31, 2016 are as follows:

June 30, 2017
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 721,563	175,106

December 31, 2016
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 715,490	219,120

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	2,095,479	3,119,280	17,913	36,998	4,741	167,717	5,442,128
Financial assets held for trading		1,379,413	155,913	63,475	—	—	16,908	1,615,709
Available-for-sale financial assets		30,157,964	3,419,071	22	130,961	—	50,327	33,758,345
Held-to-maturity financial assets		2,765	11,426	—	—	—	—	14,191
Loans		102,554,425	33,547,641	1,163,180	1,331,547	86,460	346,805	139,030,058
Derivative financial assets		3,425,806	763,995	14,730	4,578	1,812	3,040	4,213,961
Other financial assets		6,112,097	4,390,017	101,061	286,977	49,902	252,057	11,192,111

		145,727,949	45,407,343	1,360,381	1,791,061	142,915	836,854	195,266,503

Financial liabilities:
Financial liabilities designated at FVTPL		1,786,805	—	—	—	—	—	1,786,805
Deposits		31,380,274	5,607,042	42,845	311,962	310	2,054	37,344,487
Borrowings		6,959,513	13,079,521	23,843	775,730	—	3,987	20,842,594
Debentures		92,392,977	16,779,465	1,630,019	661,533	435,677	4,770,899	116,670,570
Derivative financial liabilities		2,952,995	673,663	14,315	3,762	3,591	1,660	3,649,986
Other financial liabilities		6,751,957	4,872,228	239,152	322,904	9,265	316,229	12,511,735

		142,224,521	41,011,919	1,950,174	2,075,891	448,843	5,094,829	192,806,177

Net financial position	~~W~~	3,503,428	4,395,424	(589,793)	(284,830)	(305,928)	(4,257,975)	2,460,326

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

	December 31, 2016
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,843,579	4,398,732	40,550	111,225	6,525	307,108	6,707,719
Financial assets held for trading		1,571,946	193,002	3,808	—	—	20,543	1,789,299
Available-for-sale financial assets		32,710,068	3,720,623	17,439	149,234	31,069	51,697	36,680,130
Held-to-maturity financial assets		3,732	12,135	—	—	—	—	15,867
Loans		101,307,227	33,746,424	1,017,898	1,414,307	81,407	173,609	137,740,872
Derivative financial assets		5,384,725	905,062	14,930	6,665	—	6,691	6,318,073
Other financial assets		3,387,493	2,015,600	71,070	404,591	5,930	328,146	6,212,830

		146,208,770	44,991,578	1,165,695	2,086,022	124,931	887,794	195,464,790

Financial liabilities:
Financial liabilities designated at FVTPL		1,893,077	—	—	—	—	—	1,893,077
Deposits		32,122,645	5,284,082	8,969	256,125	2,965	3,017	37,677,803
Borrowings		8,095,992	14,503,518	20,770	972,012	—	7,665	23,599,957
Debentures		91,716,007	17,589,620	1,623,937	773,468	435,384	5,048,485	117,186,901
Derivative financial liabilities		5,539,859	834,663	18,209	4,596	2,403	2,802	6,402,532
Other financial liabilities		3,941,008	2,105,207	62,589	492,632	2,464	395,984	6,999,884

		143,308,588	40,317,090	1,734,474	2,498,833	443,216	5,457,953	193,760,154

Net financial position	~~W~~	2,900,182	4,674,488	(568,779)	(412,811)	(318,285)	(4,570,159)	1,704,636

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, foreign currency liquidity ratio, and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	Foreign currency liquidity ratio: (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap: (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 17 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	4,229,541	185,645	622,101	401,462	10,564	5,449,313
Financial assets held for trading		1,615,709	—	—	—	—	1,615,709
Available-for-sale financial assets		172,356	885,445	8,572,340	9,586,148	15,983,076	35,199,365
Held-to-maturity financial assets		—	1,112	13,213	115	—	14,440
Loans		11,125,855	13,895,178	50,389,512	56,851,444	15,977,982	148,239,971
Other financial assets		10,328,296	—	—	—	867,971	11,196,267

	~~W~~	27,471,757	14,967,380	59,597,166	66,839,169	32,839,593	201,715,065

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	129,634	393,685	750,120	357,018	772,057	2,402,514
Deposits		14,954,428	7,165,762	12,464,510	2,778,392	570,942	37,934,034
Borrowings		5,798,416	2,408,385	6,482,267	4,937,541	1,555,024	21,181,633
Debentures		4,642,254	11,887,061	45,308,124	42,917,552	19,526,176	124,281,167
Other financial liabilities		10,396,792	1,945,986	—	—	173,396	12,516,174

	~~W~~	35,921,524	23,800,879	65,005,021	50,990,503	22,597,595	198,315,522

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

	December 31, 2016
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total

Financial assets:
Cash and due from banks	~~W~~	5,458,432	302,968	444,077	487,331	18,494	6,711,302
Financial assets held for trading		1,789,299	—	—	—	—	1,789,299
Available-for-sale financial assets		289,330	1,154,662	8,957,267	12,211,224	15,605,470	38,217,953
Held-to-maturity financial assets		16	—	3,412	12,916	—	16,344
Loans		10,491,670	14,039,736	46,736,870	59,134,994	15,889,480	146,292,750
Other financial assets		5,502,931	—	—	—	712,813	6,215,744

	~~W~~	23,531,678	15,497,366	56,141,626	71,846,465	32,226,257	199,243,392

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	30,592	269,205	1,047,972	51,145	1,148,658	2,547,572
Deposits		16,311,057	6,887,519	12,560,196	2,069,435	456,699	38,284,906
Borrowings		6,521,128	3,191,542	6,622,199	6,067,364	1,554,034	23,956,267
Debentures		5,267,257	9,924,819	43,219,511	46,945,954	19,840,837	125,198,378
Other financial liabilities		5,253,377	1,709,811	—	—	39,275	7,002,463

	~~W~~	33,383,411	21,982,896	63,449,878	55,133,898	23,039,503	196,989,586

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2017 and December 31, 2016 are as follows:

Net settlement of derivative financial instruments

	June 30, 2017
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	67	—	(155)	—	—	(88)
Interest rate		10,592	35,401	(119,052)	(476,382)	(174,176)	(723,617)
Stock		68	—	—	—	—	68
Hedging purpose derivatives:
Interest rate		25,623	43,333	132,934	1,180,800	2,489,383	3,872,073

	~~W~~	36,350	78,734	13,727	704,418	2,315,207	3,148,436

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

	December 31, 2016
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	394	(97)	(330)	—	—	(33)
Interest rate		13,761	28,713	21,967	(53,428)	(279,862)	(268,849)
Stock		(795)	(8)	—	—	—	(803)
Hedging purpose derivatives:
Interest rate		27,622	38,959	158,181	1,166,187	2,536,018	3,926,967

	~~W~~	40,982	67,567	179,818	1,112,759	2,256,156	3,657,282

Gross settlement of derivative financial instruments

	June 30, 2017
	Within 1 month	1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~ 46,183,510	31,217,389	60,807,648	47,425,345	4,782,327	190,416,219
Outflow	46,171,834	31,224,687	60,604,370	47,322,302	4,835,616	190,158,809

Hedging purpose derivatives:
Currency
Inflow	61,545	657,389	6,542,115	13,237,932	1,088,552	21,587,533
Outflow	48,785	703,677	6,670,260	13,277,778	1,063,934	21,764,434

Total inflow	~~W~~ 46,245,055	31,874,778	67,349,763	60,663,277	5,870,879	212,003,752

Total outflow	~~W~~ 46,220,619	31,928,364	67,274,630	60,600,080	5,899,550	211,923,243

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2017 and 2016 (Unaudited), and December 31, 2016

(In millions of won)

48. Risk Management, Continued

	December 31, 2016
	Within 1 month	1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~ 24,438,577	27,150,974	65,784,993	38,670,296	3,678,791	159,723,631
Outflow	24,276,226	27,120,929	65,314,905	38,554,464	3,710,967	158,977,491

Hedging purpose derivatives:
Currency
Inflow	34,733	240,864	3,567,044	18,149,439	1,185,221	23,177,301
Outflow	33,955	273,474	3,680,451	18,656,057	1,168,538	23,812,475

Total inflow	~~W~~ 24,473,310	27,391,838	69,352,037	56,819,735	4,864,012	182,900,932

Total outflow	~~W~~ 24,310,181	27,394,403	68,995,356	57,210,521	4,879,505	182,789,966

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2017 and December 31, 2016 are as follows:

	June 30, 2017
	Within 1 month	1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Guarantees	~~W~~ 1,769,477	1,917,313	4,198,806	4,513,304	16,638	12,415,538
Commitments	127,035	28,450	1,514,903	2,675,944	2,401,861	6,748,193

	~~W~~ 1,896,512	1,945,763	5,713,709	7,189,248	2,418,499	19,163,731

	December 31, 2016
	Within 1 month	1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Guarantees	~~W~~ 1,437,178	1,795,957	6,057,995	5,268,978	74,991	14,635,099
Commitments	277	68,372	1,245,369	3,527,294	2,447,287	7,288,599

	~~W~~ 1,437,455	1,864,329	7,303,364	8,796,272	2,522,278	21,923,698

THE REPUBLIC OF KOREA

Government and Politics

Relations with North Korea

North Korea has continued to develop its nuclear and ballistic missile programs and has engaged in a series of missile tests, including four missiles that were launched in March 2017 and additional missiles launched in May 2017, July 2017 and August 2017. On November 29, 2017, North Korea test-fired a brand new intercontinental ballistic missile, named the Hwasong-15, that it claimed can reach the United States mainland. In November 2017, the United States placed North Korea on a list of state sponsors of terrorism, a designation that allows the United States to impose further sanctions and penalties on North Korea. Internationally, the United Nations Security Council has passed a series of resolutions condemning North Korea’s actions and significantly expanding the scope of sanctions applicable to North Korea, most recently in December 2017 in response to North Korea’s intercontinental ballistic missile test in November 2017.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in 2017 was 3.1% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.8%, gross domestic fixed capital formation increased by 8.6% and exports of goods and services increased by 2.0%, which more than offset an increase in imports of goods and services by 7.2%, each compared with 2016.

Prices, Wages and Employment

The inflation rate was 1.9% in 2017 and the unemployment rate was 3.7% in 2017.

The Financial System

Securities Markets

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

June 30, 2017	2,381.8
July 31, 2017	2,319.7
August 31, 2017	2,363.2
September 29, 2017	2,394.5
October 31, 2017	2,523.4
November 30, 2017	2,476.4
December 28, 2017	2,467.5
January 31, 2018	2,566.5
February 28, 2018	2,427.4
March 2, 2018	2,402.2

Monetary Policy

Interest Rates

On November 30, 2017, The Bank of Korea raised its policy rate to 1.5% from 1.25%, in response to signs of inflationary pressures and the continued growth of the global and domestic economy.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. as of the dates indicated:

June 30, 2017	1,139.6
July 31, 2017	1,119.1
August 31, 2017	1,122.8
September 29, 2017	1,146.7
October 31, 2017	1,125.0
November 30, 2017	1,082.4
December 29, 2017	1,071.4
January 31, 2018	1,071.5
February 28, 2018	1,071.0
March 2, 2018	1,081.9

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$78.5 billion in 2017. The current account surplus in 2017 decreased from the current account surplus of US$99.2 billion in 2016, primarily due to an increase in deficit from the services account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$95.3 billion in 2017. Exports increased by 15.8% to US$573.7 billion and imports increased by 17.8% to US$478.4 billion from US$495.4 billion of exports and US$406.2 billion of imports, respectively, in 2016.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$395.8 billion as of January 31, 2018.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-217914.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Floating Rate Notes and the Fixed Rate Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Floating Rate Notes

The Floating Rate Notes are initially limited to US$500,000,000 aggregate principal amount. The Floating Rate Notes will mature on March 12, 2021 (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will bear interest at a rate equal to Three-Month USD LIBOR plus 0.55% per annum, payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year (each a “Floating Rate Notes Interest Payment Date”), beginning on June 12, 2018. Interest on the Floating Rate Notes will accrue from March 12, 2018. If any Floating Rate Notes Interest Payment Date or any Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or that Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

The term “Three-Month USD LIBOR” means, with respect to any Interest Determination Date (as defined below):

(a) the rate for three-month deposits in United States dollars commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, that appears on the Reuters Page LIBOR01 (as defined below) as of 11:00 a.m., London time, on the Interest Determination Date; or

(b) if no rate appears on the particular Interest Determination Date on the Reuters Page LIBOR01, the rate calculated by the Calculation Agent (as defined below) as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months commencing on the second London Banking Day succeeding the Interest Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), Three-Month USD LIBOR in effect immediately prior to the particular Interest Determination Date.

“Reuters Page LIBOR01” means the display on Reuters (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the ICE Benchmark Administration Limited or any successor thereof as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

“Interest Determination Date” for any Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” refers to the period from and including March 12, 2018 to but excluding the first Floating Rate Notes Interest Payment Date and each successive period from and including a Floating Rate Notes Interest Payment Date to but excluding the next Floating Rate Notes Interest Payment Date.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of willful default, bad faith or manifest error, the Calculation Agent’s determination of Three-Month USD LIBOR and its calculation of the applicable interest rate for each Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Interest Periods will be published in the manner described below under

“—Notices”. We have the right to replace the Calculation Agent with the London office of another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Interest Period, we have a duty to appoint the London office of such other leading commercial bank or investment bank in New York or London as may be approved in writing by the fiscal agent.

Fixed Rate Notes

The Fixed Rate Notes are initially limited to US$500,000,000 aggregate principal amount and will mature on March 12, 2023 (the “Fixed Rate Notes Maturity Date”). The Fixed Rate Notes will bear interest at the rate of 3.375% per annum, payable semi-annually in arrears on March 12 and September 12 of each year (each, a “Fixed Rate Notes Interest Payment Date”), beginning on September 12, 2018. Interest on the Fixed Rate Notes will accrue from March 12, 2018. If any Fixed Rate Notes Interest Payment Date or the Fixed Rate Notes Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Fixed Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Fixed Rate Notes Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Fixed Rate Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required). In addition, in the event that the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of the issuer. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

For a discussion of certain U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated March 5, 2018 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the Floating Rate Notes		Principal Amount of the Fixed Rate Notes
The Hongkong and Shanghai Banking Corporation Limited	US$	83,333,000	US$	83,333,000
KDB Asia Limited		83,333,000		83,333,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		83,335,000		83,335,000
MUFG Securities EMEA plc		83,333,000		83,333,000
Nomura International plc		83,333,000		83,333,000
UBS AG Hong Kong Branch		83,333,000		83,333,000

	US$	500,000,000	US$	500,000,000

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds from our Floating Rate Notes is US$498,500,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Floating Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Floating Rate Notes.

The amount of net proceeds from our Fixed Rate Notes is US$495,950,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Fixed Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Fixed Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about March 12, 2018, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day from the settlement, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA Retail Investors

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area. For the purposes of this provision the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus has been or will be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore)(the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)	the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

We and the Underwriters hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate purchase price of any Notes purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase Notes in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Lee & Ko, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Lee & Ko, and Lee & Ko may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 28, 2017 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated February 28, 2018. On March 2, 2018, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common Code
Floating Rate Notes	US500630CT36	500630CT3	179010844
Fixed Rate Notes	US500630CU09	500630CU0	179010852

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Lee & Ko Hanjin Building 63 Namdaemun-ro, Jung-gu Seoul 04532 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152, Teheran-ro

Gangnam-gu, Seoul 06236

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542